Exhibit 2.1
                                                                     -----------


                                                                  Execution Copy



                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         WATERS TECHNOLOGIES CORPORATION

                                       AND

                           RHEOMETRIC SCIENTIFIC, INC.



                                October 14, 2002

                                TABLE OF CONTENTS


1.       Definitions...........................................................1

2.       Acquisition of Assets by Buyer........................................7
         2.1      Purchase and Sale of Assets..................................7
         2.2      Excluded Assets..............................................9
         2.3      Assumption of Liabilities...................................10
         2.4      Liabilities Not Assumed.....................................10
         2.5      Purchase Price..............................................12
         2.6      The Closing.................................................16
         2.7      Deliveries at the Closing...................................16
         2.8      Allocation of Purchase Price; Tax Matters...................16
         2.9      Employment Agreements.......................................17
         2.10     Piscataway Lease............................................17
         2.11     Schedule of Accounts Payable and Accrued Expenses...........18
         2.12     Non-U.S. Jurisdictions......................................18

3        Representations and Warranties of the Company........................18
         3.1      Organization................................................18
         3.2      Authorization of Transaction................................19
         3.3      Noncontravention............................................20
         3.4      Brokers' Fees...............................................20
         3.5      Title to Assets.............................................20
         3.6      Financial Statements........................................21
         3.7      Absence of Changes..........................................21
         3.8      Legal and Other Compliance..................................22
         3.9      Real Property...............................................22
         3.10     Intellectual Property.......................................23
         3.11     Inventories.................................................25
         3.12     Contracts...................................................25
         3.13     Powers of Attorney..........................................26
         3.14     Litigation; Environmental Matters...........................27
         3.15     Affiliated Transactions.....................................27
         3.16     Suppliers...................................................27
         3.17     Consents....................................................28
         3.18     Employees and Consultants...................................28
         3.19     Insurance Policies..........................................29
         3.20     Intentionally Omitted.......................................29
         3.21     Employee Benefits...........................................29
         3.22     Books and Records...........................................30
         3.23     Disclosure..................................................30
         3.24     No Other Representations or Warranties......................31

4.       Representations and Warranties of the Buyer..........................31
         4.1      Organization of the Buyer...................................31
         4.2      Authority for Agreement.....................................31
         4.3      Noncontravention............................................32

         4.4      Brokers' Fees...............................................32
         4.5      Financing...................................................32
         4.6      Regulatory Matters..........................................32
         4.7      Knowledge of Breach.........................................32

5.       Covenants............................................................32
         5.1      Pre-Closing Covenants.......................................33
         5.2      Post-Closing Covenants......................................36

6.       Conditions to Obligation to Close....................................39
         6.1      Conditions to Obligation of the Buyer.......................39
         6.2      Conditions to Obligations of the Company....................41

7.       Confidentiality......................................................42

8.       Noncompetition.......................................................43

9.       Indemnification......................................................43
         9.1      Survival of Representations and Warranties;
                    Knowledge of Breach.......................................
         9.2      Indemnity by the Company....................................44
         9.3      Indemnity by the Buyer......................................45
         9.4      Matters Involving Third Parties.............................46
         9.5      Losses Net of Insurance.....................................48
         9.6      Sole Remedy; Waiver.........................................49
         9.7       No Consequential Damages...................................49
         9.8      No Set-Off..................................................49

10.      Termination..........................................................49
         10.1     Termination by Agreement of the Parties.....................49
         10.2     Termination by Reason of Breach.............................50
         10.3     Termination After Passage of Time...........................50
         10.4     Termination For Superior Proposal...........................50
         10.5     Effect of Termination.......................................50
         10.6     Termination Fee.............................................51

11.      Miscellaneous........................................................51
         11.1     Press Releases and Public Announcements.....................51
         11.2     No Third-Party Beneficiaries................................51
         11.3     Entire Agreement............................................51
         11.4     Succession and Assignment...................................51
         11.5     Counterparts................................................52
         11.6     Headings....................................................52
         11.7     Notices.....................................................52
         11.8     Governing Law; Forum........................................53
         11.9     Amendments and Waivers......................................53
         11.10    Severability................................................54
         11.11    Expenses....................................................54
         11.12    Construction................................................54
         11.13    Incorporation of Exhibits and Schedules.....................54
         11.14    Specific Performance........................................54
         11.15    Waiver of Jury Trial........................................55
         11.16    Bulk Transfer Laws..........................................55
         11.17    Return of Information.......................................55
         11.18    Non Solicitation............................................55

                                    Exhibits


A        -        Escrow Agreement

B        -        Bill of Sale

C        -        Assignment and Assumption Agreement

D        -        Financial Statements

E        -        Required Opinions of Company' Counsel

F        -        Form of Opinion of Buyer's Counsel

G        -        Patent Assignment

H        -        Trademark Assignments

I        -        Form of Non-Competition Agreement

                                    Schedules


Schedule 2.1(a)(i)            Fixed Assets

Schedule 2.1(a)(ii)           Inventory

Schedule 2.1(a)(iii)          Accounts Receivable

Schedule 2.1(b)               Licenses

Schedule 2.1(d)               Customer, Distributor, Supplier and Mailing Lists

Schedule 2.1(e)               Assumed Contracts

Schedule 2.2(e)               Intercompany Accounts Receivable

Schedule 2.2(g)               Excluded Raw Materials, WIP and Inventory

Schedule 2.2(k)               Other Excluded Assets

Schedule 2.8                  Allocation of Purchase Price

Schedule 2.10                 Lease Terms

Schedule 3.3                  Noncontravention

Schedule 3.5                  Liens

Schedule 3.7                  Absence of Changes

Schedule 3.9                  Real Property Leases

Schedule 3.10(a)              Intellectual Property

Schedule 3.10(b)              Infringements

Schedule 3.10(c)              Intellectual Property of the Company

Schedule 3.10(d)              Intellectual Property of Others

Schedule 3.12                 All Contracts and Agreements

Schedule 3.14                 Litigation

Schedule 3.15                 Affiliated Transactions

Schedule 3.16                 Suppliers

Schedule 3.17                 Consents

Schedule 3.18(a)              Employees

Schedule 3.18(b)              Consultants

Schedule 3.19                 Insurance Policies

Schedule 3.20                 Standard Terms and Conditions of Sale or Lease

Schedule 3.21(a)              Employee Benefit Plans

Schedule 3.21(d)              Certain Employment Agreements

Schedule 5.2(c)(i)            Inactive Employees

Schedule 5.2(c)(ii)           Limitations on Admission of New Employees

Schedule 6.1(c)               Required Consents

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement") is entered into as of October 14, 2002 by and between Waters Technologies Corporation, a Delaware corporation (the "Buyer"), and Rheometric Scientific, Inc., a Delaware corporation (the "Company"). The Buyer and the Company are together referred to herein as the "Parties" and individually from time to time as a "Party".

         This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets of the Company in consideration of the Purchase Price (as defined below) and Buyer's assumption of certain of the Company's liabilities.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.
         -----------

         "Accountant" has the meaning set forth in Section 2.5(e).

         "Accounts Payable and Accrued Expenses Report" has the meaning set forth in Section 2.11.

         "Accounts Receivable" has the meaning set forth in Section 2.1(a)(iii).

         "Accounts Receivable Report" has the meaning set forth in Section 2.5(c)(ii).

         "Accounts Receivable Value" has the meaning set forth in Section 2.5(c)(i).

         "Acquired Assets" has the meaning set forth in Section 2.1.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" has the meaning set forth in the preamble above and includes, in all instances, the schedules and exhibits to this Agreement.

         "Allocation" has the meaning set forth in Section 2.8.

         "Allocation Schedule" has the meaning set forth in Section 2.8.

         "Assumed Liabilities" has the meaning set forth in Section 2.3.

         "Business" means that portion of the Company's business relating primarily to rheology instruments and services, including rheometers, thermal analysis instruments, viscometers, surface chemistry instrumentation and related software. The term Business expressly excludes (i) the Company's protein solutions group, and (ii) all corporate activities of a general, administrative or professional nature. Without limiting the generality of the first sentence of this paragraph, the Parties agree that all assets located at the Company's Piscataway, New Jersey facility, except for the Excluded Assets, relate primarily to the acquired business.

         "Buyer" has the meaning set forth in the preamble above.

         "Buyer's 401(k) Plan" has the meaning set forth in Section 5.2(d).

         "Buyer's Piscataway Lease" has the meaning set forth in Section 2.10.

         "Closing" has the meaning set forth in Section 2.6.

         "Closing Date" has the meaning set forth in Section 2.6.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Source" has the meaning set forth in Section 9.5.

         "Company" means Rheometric Scientific, Inc., a Delaware corporation, and unless the context clearly suggests otherwise, references in this Agreement to the Company include the Subsidiaries.

         "Company 401(k)" has the meaning set forth in Section 5.2(d).

         "Company Losses" has the meaning set forth in Section 9.3.

         "Confidential Information" means any and all information concerning the businesses and affairs of the Company, the Business or the Buyer, other than that information which is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault, action or inaction of the Parties. In addition, information concerning the transactions contemplated by this Agreement shall be considered Confidential Information.

         "Consultants" has the meaning set forth in Section 3.18(b).

         "Contracts" has the meaning set forth in Section 2.1(e).

         "Current Employees" has the meaning set forth in Section 3.18(a).

         "Customer Lists" has the meaning set forth in Section 2.1(d).

         "Deficiency" has the meaning set forth in Section 2.5(c)(i).

         "Deficiency Payment" has the meaning set forth in Section 2.5(c)(i).

         "Disclosing Party" has the meaning set forth in Section 7.

         "Employee Benefit Plan" has the meaning set forth in Section 3.21.

         "Employee Letter" has the meaning set forth in Section 5.2(c).

         "Environmental Law" means any federal, state, or local law, statute, ordinance, rule, regulation, order, consent, decree, agreement, judgment or common-law doctrine, and the provisions and conditions of permits, licenses, waivers and other operating authorizations relating to pollution or protection of the environment, including, without limitation, ambient air, surface water, ground water or land, waste, asbestos, lead paint, hazardous or toxic substances, whether relating to manufacture, storage, disposal, cleanup, release, threat of release, transport, monitoring, testing, handling, reporting, personal injury or property damage, including all requirements to install pollution control equipment and all requirements to test, monitor or remove aboveground or underground storage tanks, and shall include but not be limited to any of the following: CERCLA, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act of 1986, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act.

         "Equity Securities" means any capital stock, membership or partnership interest or other equity interest or any securities convertible into or exchangeable for any of the foregoing or any other rights, warrants or options to acquire any of the foregoing securities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 3.21.

         "Escrow Account" has the meaning set forth in Section 2.5(b)(i).

         "Escrow Agent" means Citizens Bank of Massachusetts.

         "Escrow Agreement" has the meaning set forth in Section 2.5(b)(i).

         "Escrow Termination Date" means the first anniversary of the Closing Date.

         "Escrowed Amount" has the meaning set forth in Section 2.5(b)(i).

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "Financial Statements" has the meaning set forth in Section 3.6.

         "Fixed Assets" has the meaning set forth in Section 2.1(a)(i).

         "Foreign  Asset  Transfer  Subsidiaries"  has the  meaning set forth in
Section 2.12.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time and consistently applied.

         "Indemnified Party" has the meaning set forth in Section 9.4(a).

         "Indemnifying Party" has the meaning set forth in Section 9.4(a).

         "Intellectual Property" means patents, patent applications, copyrights, Trademarks, instrument or equipment designs, mask works, know-how, trade secrets, designs and processes, internet domain names, tradenames, customer lists and all other types of intellectual property rights all applications for any of the foregoing, and any license or agreement granting rights related to the foregoing.

         "Inventory" has the meaning set forth in Section 2.1(a)(ii).

         "Knowledge" means actual knowledge of Robert Castello, Paul Mangano, Ronald Garritano, Matthew Bilt, Nick Minutolo and Joe Musanti, in the case of the Company and Paul Tardif, Robert Hassel, Terry Kelly and Randy Mercner, in the case of the Buyer.

         "Late Invoices" has the meaning set forth in Section 2.5(g).

         "Laws" means all laws, rules, regulations, statutes, codes, judgments, orders, injunctions, decrees, rulings, directives, interpretations, constitution, ordinances, common law, or treaty, of any federal, state, local municipal and foreign, international, or multinational government or administration and related agencies.

         "Leased Premises" means the real property leased pursuant to the Real Property Leases.

         "Liability" or "Liabilities" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

         "Licenses" has the meaning set forth in Section 2.1(b).

         "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

         "Losses" has the meaning set forth in Section 9.2.

         "Material Adverse Change" has the meaning set forth in Section 6.1(h).

         "Material Adverse Effect" means any change, effect or circumstance that is materially adverse to the financial condition or results of operations of the Business, taken as a whole, other than with respect to any adverse changes, effects or circumstances which, directly or indirectly, relate to or result from
(i) public, private or industry
knowledge relating to the transactions contemplated by this Agreement, (ii) general economic conditions or other conditions affecting the industry in which the Business competes, including fluctuating conditions resulting from the seasonality or cyclicality of the Business, (iii) the identity of the Buyer or any action by the Buyer or its representatives preparing for the change of ownership of the Business or (iv) financial or operating trends attributable to the Business of a nature and in an amount similar to those prevailing prior to the date hereof or otherwise disclosed on Schedule 3.7. For clarity, absent clear and convincing evidence to the contrary, for purposes of the representations and warranties of Section 3 and the indemnification provisions of Section 9.2(a) relating to breaches by the Company of representations and warranties only (and not for any other purpose, including, without limitation, for purposes of determining whether a condition to a Party's obligation to close has been met under Section 6), a change, effect or circumstance involving $100,000 or more is material and a change, effect or circumstance involving less than $100,000 is immaterial.

         "Monthly Report" means the full accounting package customarily prepared by the Company with respect to the Business for each fiscal monthly period prior to the Closing in accordance with the Company's normal internal accounting policies, which policies have been consistently applied in all material respects since at least January 1, 2002.

         "Most  Recent  Fiscal  Period End" has the meaning set forth in Section
3.6.

         "Notice Period" has the meaning set forth in Section 9.4(b).

         "Opening of Business" has the meaning set forth in Section 2.6.

         "Orchestrator License" has the meaning set forth in Section 6.2(i).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Outstanding   Claim"   means  a  claim  made  by  Buyer  that  remains
outstanding.

         "Paid Claim" means a claim made by Buyer and paid by the Escrow Agent.

         "Party" and "Parties" have the meanings set forth in the preamble above.

         "Payment Threshold" has the meaning set forth in Section 2.5(d).

         "Person" means an individual, a general or limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other kind of entity.

         "Piscataway Facility" has the meaning set forth in Section 2.10.

         "Piscataway Facility Lease" means that Lease Agreement dated February 23, 1996, between RSI (NY) QRS 12-13, Inc., as landlord and the Company, as tenant, as amended pursuant to a First Amendment of Lease Agreement dated June 10, 1996, and as further amended pursuant to a Second Amendment of Lease Agreement dated February 20, 1997, and as further amended by a Letter Agreement dated May 6, 1997, and as further amended pursuant to a Landlord Agreement and Amendment of Lease dated March 6, 2000.

         "Pre-Closing Breach" has the meaning set forth in Section 10.2.

         "Proceeding" has the meaning set forth in Section 11.8.

         "Purchase Price" has the meaning set forth in Section 2.5(a).

         "Real Property Leases" has the meaning set forth in Section 3.9.

         "Receiving Party" has the meaning set forth in Section 7.

         "Retained Liabilities" has the meaning set forth in Section 2.4.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Settlement Date" has the meaning set forth in Section 2.5(c)(i).

         "Stockholder Approval" means the approval by the stockholders of the Company at a special meeting of the stockholders of the Company of: (i) the sale of the Business by the Company to the Buyer and (ii) an amendment to the Company's certificate of incorporation to amend the name of the Company, in each case by the holders of a majority of the outstanding common stock of the Company as provided in the Delaware General Corporation Law.

         "Subsidiaries" means (i) Rheometric Scientific France SARL, a limited liability company organized under the laws of France, (ii) Rheometric Scientific F.E., Limited, a corporation organized under the laws of Japan ("Rheometric Japan"), (iii) Rheometric Scientific GmbH, a corporation organized under the laws of Germany, and (iv) Rheometric Scientific Limited, a company organized under the laws of England and Wales.

         "Superior Proposal" has the meaning set forth in Section 5.1(f).

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Termination Fee" has the meaning set forth in Section 10.6.

         "Third Party Claim" has the meaning set forth in Section 9.4(a).

         "Trademarks" means any trade names, trademarks, service marks, trade dress, and logos, whether or not registered with any governmental agency, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

         "Transferred Employees" has the meaning set forth in Section 5.2(c).

         "WARN" shall mean the United States Worker Adjustment and Retraining Notification Act (or any successor provision).

2.       Acquisition of Assets by the Buyer.
         ----------------------------------

         2.1 Purchase and Sale of Assets. Subject to and upon the terms and conditions contained herein, at the Closing, the Company shall sell and transfer to the Buyer, and the Buyer shall purchase from the Company, free and clear of any Lien, all of the Company's right, title and interest in, to and under the following properties and assets of the Company, other than the Excluded Assets (collectively, the "Acquired Assets"):

                (a) All assets of the Company primarily relating to the Business, including without limitation:

                      (i) all equipment, furniture, furnishings, computer and office equipment and other tangible personal property owned by the Company and which are primarily used by the Company in the Business , including, without limitation, those items listed in Schedule 2.1(a)(i) but excluding those items listed in Schedule 2.2(k) (the "Fixed Assets");

                      (ii) all inventory, including all raw materials, works in progress and finished goods owned by the Company at Closing which are primarily used by the Company in the Business, including, without limitation, those items listed in Schedule 2.1(a)(ii) but excluding those items listed in Schedule 2.2(h) (the "Inventory");

                      (iii) all the Company's accounts and notes receivable (other than receivables from the Company or any of its Affiliates) relating to the Business, including, without limitation, those items listed in Schedule 2.1(a)(iii) (the "Accounts Receivable"); and

                      (iv) all shares of the capital stock of Rheometric Japan.

                (b) All rights of the Company, to the extent transferable, under all licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises used or necessary in connection with the operation of the Business or any pending applications relating to any of the foregoing, including without limitation all governmental permits, licenses, authorizations, approvals and consents listed in Schedule 2.1(b) (collectively the "Licenses");

                (c) All Intellectual Property primarily relating to the Business, the goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of any interest therein, including without limitation all patents, Trademarks, copyrights, and other items listed in
                Schedule 3.10(c);

                (d) All customer, distributor, supplier and mailing lists for the Business as set forth in Schedule 2.1(d) to be delivered at the Closing (collectively the "Customer Lists");

                (e) All contracts, agreements, arrangements and undertakings (whether oral or written) to which the Company is a party relating primarily to the Business, as follows: (i) as set forth on Schedule 2.1(e), and including (subject to Sections 2.2(c) and (d) below) any prepaid rents and expenses relating thereto,
                (ii) contracts, agreements, arrangements and undertakings (whether oral or written) (including, without limitation, purchase and sales orders) with respect to products or services relating to the Business entered into in the Ordinary Course of Business (without regard to frequency or dollar amount), and
                (iii) other such contracts, agreements, arrangements and undertakings (whether oral or written) relating to the Business involving Liability to the Buyer not to exceed $150,000 in the aggregate (collectively, the "Contracts");

                (f) All books, financial records, electronic files, plats, architectural plans, drawings, notebooks, specifications, creative and scientific materials, advertising and promotional materials, marketing materials, and equipment repair, maintenance and service records primarily of or relating primarily to the Business, whether written or electronically stored or otherwise recorded;

                (g) All rights to the names "Rheometric Scientific Inc.", "Rheometric" and any and all names similar to Rheometric, subject to Sections 5.1(h) and 5.2(e); and

                (h) All other assets of the Company that are currently primarily used in the operation of the Business of every kind and description, tangible or intangible, including goodwill.

         Notwithstanding anything to the contrary contained in this Agreement, the Company may retain copies of any Contract, Books and Records or any other document or materials to the extent that the Company (i) is required to retain it by Law, (ii) may need such copies for tax purposes, in connection with product liability claims or claims related to Retained Liabilities or Excluded Assets, in which case, the Company shall use such copies only in connection therewith or (iii) may need such copies to carry out the terms or purposes of this Agreement.

         2.2 Excluded Assets. There shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by the Company (collectively, the "Excluded Assets"):

                (a) All assets primarily relating to the Company's protein solutions business;

                (b) All books, minutes and general corporate records of the Company not solely relating to the Acquired Assets or the Business;

                (c) All books and records that the Company or any of its Affiliates is required to retain pursuant to any statute, rule, regulation or ordinance;

                (d) All  claims,  choses in action  and  rights of action by the
                Company or any of its Affiliates against third parties, including but not limited to tax, insurance and other claims for refunds against governmental agencies or other entities, rebates, refunds, prepaid discounts, allowances or other monies or consideration received by the Company or any of its Affiliates, other than those primarily relating to the Acquired Assets or the Assumed Liabilities;

                (e) All intercompany accounts receivable from the Company or any of its Affiliates set forth on Schedule 2.2(e);

                (f) All cash, cash equivalents, notes, loans receivable, and securities, investments of every nature of the Company relating to the Business, wherever located, including, without limitation, at the Piscataway Facility, in accounts, lock boxes and other similar accounts, whether maintained at a bank, savings and loan or other similar financial institution;

                (g) All raw materials, component parts, work-in-progress and finished goods inventory listed or described on Schedule 2.2(g);

                (h) The Company's rights under a royalty-free, perpetual license agreement between the Company and the Buyer relating to the Orchestrator Software, such license to include access to the source code and related documentation for such Orchestrator Software, and all licensed software and computer hardware, stored data, computer software and computer software documentation listed or described on Schedule 2.2(h) and all rights the Company may have with respect thereto;

               (i) The Piscataway Facility Lease;

               (j) All prepaid rents and expenses relating to the Piscataway Facility;

               (k) The assets, properties, contracts, agreements and rights listed in Schedule 2.2(k); and

               (l) The shares of capital stock of any of the Subsidiaries other than Rheometric Japan.

         2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein and subject to the provisions of Section 2.4, from and after the Closing, the Buyer will assume and satisfy or perform when due the following Liabilities (and only those Liabilities) of the Company related to the Business (the "Assumed Liabilities"):

               (a) All Liabilities of the Company relating to the Business for accounts payable and accrued expenses up to $6,000,000 in the aggregate, as detailed in the Accounts Payable and Accrued Expenses Report delivered in accordance with Section 2.11;

               (b) All of the Liabilities of the Company arising under or relating to (i) the Contracts and (ii) the Real Property Leases (other than the Piscataway Facility Lease);

               (c) All of the Liabilities assumed by Buyer pursuant to Section 5.2(c); and

               (d) All warranty claims now or hereafter made against the Company relating to the Business, including, without limitation, third party claims in respect of person or property or relating to products or services of the Business.

          2.4 Liabilities Not Assumed. Notwithstanding the provisions of Section 2.3, the Buyer will not assume or perform any of the following Liabilities (whether or not contemplated by Section 2.3) (the "Retained Liabilities"):

               (a) any Liability of the Company for accounts payable and accrued expenses as of the Closing Date (i) in excess of $6,000,000 in the aggregate, or (ii) that primarily relate to corporate activities of a general, administrative or professional nature (for example, fees and costs of attorneys, accountants, stock exchanges and transfer agents and payments of debts to affiliates or stockholders of the Company);

               (b) any Liability of the Company for any Taxes (i) relating to the Business or the Acquired Assets that are incurred or are attributable to pre-Closing periods, except to the extent not included in Section 2.3(a), or (ii) not relating to the Business or the Acquired Assets, whether or not incurred prior to or after the Closing;

               (c) any Liability of the Company for the unpaid pre-Closing Taxes of any Person, except to the extent included in Section 2.3(a);

               (d) any Liability of the Company to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Company or was serving at the request of such entity as a partner, trustee, director, officer, employee, or agent of another entity;

               (e) except for the Assumed Liabilities, any Liability of the Company arising as a result of any legal or equitable action or judicial or administrative proceeding in respect of anything done, suffered to be done or omitted to be done by Company or any of respective directors, officers, employees or agents prior to the Closing Date;

               (f) any Liability of the Company for costs and expenses incurred in connection with the making or performance by the Company of this Agreement and the transactions contemplated hereby (excluding costs and expenses incurred in the Ordinary Course of Business);

               (g) any Liability of the Company under this Agreement;

               (h) any Liability primarily relating to or arising out of the Company's protein solutions business;

               (i) except as set forth in Section 5.2(c), any Liability of the Company arising out of any employee benefit plan established or maintained by the Company or to which the Company contributes or any liability on the termination of any such plan;

               (j) except for Liabilities set forth in Section 5.2(c), including without limitation the severance obligations set forth therein, any Liability of the Company for making payments or providing benefits of any kind to its employees or any of the former employees of the Company that relate to claims arising prior to the Closing Date (whether first asserted before or after the Closing Date), including, without limitation, (i) as a result of the sale of the Acquired Assets or as a result of the termination of any employees, (ii) any Liability arising from so-called COBRA continuation coverage or certifications concerning HIPPA for former employees, (iii) any Liability in respect of medical and other benefits for existing and future retirees, and (iv) any Liability in respect of work-related employee injuries or worker's compensation claims;

                (l) any Liability of the Company with respect to any overdraft facility, bank credit line or indebtedness for borrowed money;

                (m) except for any Liability of the Company arising under or relating to the Contracts, any Liability under any contracts, agreements, arrangements and undertakings (whether oral or written) to which the Company is a party; and

                (n) any Liability of the Company or Rheometric Japan in connection with any failure by the Company or Rheometric Japan prior to the Closing Date to fund Rheometric Japan's pension plan in accordance with the requirements of Japanese law.

         2.5   Purchase Price.
               --------------

               (a) Purchase Price. Subject to adjustment as provided in Section 2.5(c) below, the Purchase Price to be paid by the Buyer to the Company hereunder shall be Seventeen Million Dollars (US$17,000,000) (the "Purchase Price").

               (b) Payment Schedule. The Buyer shall pay to the Company Fifteen Million Three Hundred Thousand Dollars (US$15,300,000) by wire transfer in immediately available funds at the Closing. The balance of the Purchase Price, One Million Seven Hundred Thousand Dollars ($1,700,000), will be payable by the Buyer to the Company only in accordance with the terms and conditions set forth in Sections 2.5(b)(i) to 2.5(b)(iii) below:

                      (i) Pursuant to an escrow agreement to be executed by the parties and delivered at the Closing in the form attached hereto as Exhibit A (the "Escrow Agreement"), the Buyer shall deposit One Million Seven Hundred Thousand Dollars (US$1,700,000) (the "Escrowed Amount") of the Purchase Price with the Escrow Agent in an escrow account (the "Escrow Account") for purposes of satisfying any obligations of the Company under Sections 2.5(f) and 9.2 of this Agreement. All expenses of the Escrow Agent will be borne equally by the Buyer and the Company.

                      (ii) On the first business date that is six months after the Closing Date, an amount equal to one-half of the balance of the Escrowed Amount (i.e. the Escrowed Amount less the aggregate amounts of all Paid Claims and Outstanding Claims as of such date), shall be distributed to the Company by wire transfer in accordance with the terms of the Escrow Agreement.

                      (iii) Provided that no claim against the Escrowed Amount remains outstanding, the remaining balance of the Escrowed Amount, less the amount of any Paid Claims, shall be distributed to the Company by wire transfer on the Escrow Termination Date in accordance with the terms of the Escrow Agreement. If there is an Outstanding Claim on the Escrow Termination Date, the remaining balance of the Escrowed Amount less the Paid Claims and the amount of any Outstanding Claim shall be distributed to the Company by wire transfer in accordance with the terms of the Escrow Agreement. The remaining Escrowed Amount shall be distributed to the Company or the Buyer, depending upon the resolution of any Outstanding Claim, on the first business date after the Escrow Termination Date on which no Outstanding Claim remains.

                (c)   Settlement of Accounts Receivable.
                      ---------------------------------

                      (i) The Company shall deliver to the Buyer a detailed statement of its Accounts Receivable on and as of the date which is five (5) days prior to the Closing Date and an updated statement of Accounts Receivable on and as of the Closing Date. The Buyer shall use commercially reasonable efforts to collect the Accounts Receivable after the Closing. In the event that the Buyer is unable to collect any Accounts Receivable by the date that is 120 days following the Closing Date (the "Settlement Date"), the Buyer shall provide to the Company an Accounts Receivable Report (as defined in paragraph (ii) below), and if the Buyer has collected Accounts Receivable representing an amount less than the difference between (x) the total monetary amount of Accounts Receivable as of the Opening of Business on the Closing Date and (y) $100,000 (such difference, the "Accounts Receivable Value") by the Settlement Date (a "Deficiency"), the Purchase Price shall be reduced by an amount equal to the difference between
                      (a) the Accounts Receivable Value and (b) the amount of Accounts Receivable actually collected by the Buyer. The Company shall pay to the Buyer within 30 days of the Settlement Date an amount equal to the Deficiency (a "Deficiency Payment"), and the Buyer shall simultaneously assign and transfer all the then uncollected Accounts Receivable (including those included within the allowance for doubtful accounts) to the Company. In the event that the Buyer collects any monies for such Accounts Receivable after the Accounts Receivable have been assigned and transferred to the Company, the Buyer shall promptly pay such amounts to the Company. The Buyer shall credit all payments received by the Buyer after the Closing Date from any account debtor in respect of any receivable owed by such account debtor to the Accounts Receivable with the oldest invoices.

                      (ii) On the Settlement Date, the Buyer shall deliver to the Company a report (the "Accounts Receivable Report") setting forth the record of payment and application activity for such

                      Accounts Receivable from the Closing Date through the Settlement Date and the amount of Accounts Receivable that have been collected by the Buyer by such date and the amount of any Deficiency. The Buyer shall have the right, in its sole reasonable discretion, without liability to the Company, to settle, compromise or extend the time of payment of any of the Accounts Receivable having a value under $1,000; provided, however, that the full amount of any such Account Receivable settled, compromised or modified shall be deemed collected for purposes of determining any Deficiency.

                      (iii) After the Closing and prior to the Settlement Date, the Company shall comply with all reasonable requests from the Buyer for assistance in the collection of the Accounts Receivable. Such assistance may include, but shall not be limited to, notifying account debtors that payment should be remitted to the Buyer and providing the Buyer information regarding the location, phone number and status of any account debtor. In addition the Company shall provide the Buyer with all files regarding the credit history of the account debtors on the Accounts Receivable. The Company shall not deposit or cash, but shall promptly transfer, endorse over and deliver to the Buyer any cash, checks or other property it may receive in respect of any of the Accounts Receivable.

                      (iv) If there is a Deficiency, then on and after the Settlement Date, the Buyer shall comply with all reasonable requests from the Company for assistance in the collection of the uncollected Accounts Receivable assigned and transferred to the Company pursuant to paragraph (i) above. Such assistance may include, but shall not be limited to, notifying account debtors that payment should be remitted to the Company and providing the Company information regarding the location, phone number and status of any account debtor. In addition the Buyer shall provide the Company with all files regarding the credit history of the account debtors on such Accounts Receivable. The Buyer shall not deposit or cash, but shall promptly transfer, endorse over and deliver to the Company any cash, checks or other property it may receive in respect of any of such Accounts Receivable.

                (d) Payables Straddling the Closing Date. Sections 2.5(d) through 2.5(g) shall apply if and only to the extent that payments made under Sections 2.3(a), 2.5(e) and 2.5(g) exceed $6,000,000 (the "Payment Threshold"). Provided the Payment Threshold is met, for amounts above the Payment Threshold the Parties shall equitably apportion the various ongoing direct expenses of the Business that are billed by third parties for periods of time that straddle the Opening of Business on the Closing Date and are paid for by one of the Parties with a benefit accruing to another Party. Those adjustments shall be based on the number of days elapsed before, as contrasted with the number of days including and after, the Opening of Business on the Closing Date during the relevant billing period that includes the Closing Date. Provided the Payment Threshold is met, the Buyer shall submit a statement to the Company, within 35 days after the Closing Date, setting forth what the Buyer believes is the appropriate payment required by this Section 2.5(d) and the method for determining such payment. If the Payment Threshold is not met, the Buyer shall pay such payables straddling the Closing Date.

                (e) Payment Procedure. The Company shall have up to 30 days after it receives the statement described in Section 2.5(d) to advise the Buyer, in writing, whether it agrees with the payment proposed by the Buyer. If the Company does not so respond within those 30 days, the Company will be considered to have accepted the Buyer's proposal as of the last day of that 30-day period. If the Company timely objects to the Buyer's proposal, the Company and the Buyer shall attempt, in good faith, to resolve the disagreement. If the Parties have not resolved the disagreement within 10 days after the Buyer receives the Company's notice advising the Buyer that the Company disagrees with the Buyer's proposal, the Company or Buyer may direct that the American Arbitration Association designate an accountant or accounting firm (but not an accountant or accounting firm that has performed services for any Party or any Affiliate of any Party) to resolve the dispute. (The accountant or accounting firm so chosen is referred to below as the "Accountant"). In that case, the Company and the Buyer shall give the Accountant access to all information reasonably requested by or useful to the Accountant to resolve the dispute. The Parties shall also direct the Accountant to resolve the dispute as promptly as possible. The Accountant's decision shall be final and binding on all Parties, absent fraud or manifest error. The Accountant's fees and costs and any separate fees and costs of the American Arbitration Association shall be paid by the Party that is not the prevailing party in the dispute.

                (f) Payment. Within five days after the payment required under Sections 2.5(d) and 2.5(e) above is finally determined (whether by agreement, acquiescence or the Accountant), the Party that owes the payment shall pay that amount to the Party that is owed the payment, together with simple interest at the rate of six percent per year calculated on a per diem basis, based on a 365 day year, for the period beginning with the Closing Date and ending with the day of payment. The Company hereby agrees that any obligations under Sections 2.5(c) and (f) that are not paid within fifteen (15) days of the due date may, at the option of the Buyer, be offset against any amount then remaining in the Escrow Account, in accordance with the terms of the Escrow Agreement.

                (g) Late Arriving Bills Etc. The Parties recognize that certain Liabilities evidenced by third party invoices for direct expenses of the Business for periods of time that straddle the Opening of Business on the Closing Date may arise more than 30 days after the Closing Date, such that the time periods specified in Section 2.5(d) and Section 2.5(e) do not accommodate the resolution of any issues presented by those invoices ("Late Invoices"). If that happens and the Payment Threshold is met, the Company and the Buyer will cooperate in good faith to agree upon an appropriate payment for such Late Invoices and, if such payment cannot be agreed upon within 30 days after notice and a copy of such Late Invoice is provided to whichever Party did not receive the invoice directly, either the Company or the Buyer may refer the issue to the Accountant for resolution. The determination of the Accountant shall be final and binding, absent fraud or manifest error. Payment on any adjustment determined in accordance with this Section 2.5(g) shall be made in accordance with Section 2.5(f). If the Payment Threshold is not met, the Buyer shall pay Late Invoices.

         2.6 The Closing.The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the Boston, Massachusetts office of Schnader Harrison Goldstein & Manello, counsel to the Buyer, commencing at 10 a.m. on the date which is three business days after the date on which all of the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement set forth in Section 6 (excluding the delivery of any documents to be delivered at the Closing by either of the Parties) have been satisfied or waived, but in no event later than January 15, 2003 (unless a later date is mutually agreed to) (the "Closing Date"), and upon any such Closing all instruments shall become effective as of 12:01 a.m. Eastern Time (the "Opening of Business") on the Closing Date.

         2.7 Deliveries at the Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Parties shall deliver properly executed and acknowledged, if appropriate, (i) various certificates, instruments, and documents referred to in Sections 6.1 and 6.2 below, and (ii) such other instruments of sale, transfer, conveyance, and assignment as may be reasonably requested by the other Party and its counsel. The Company shall also execute, acknowledge (if appropriate) and deliver the Escrow Agreement, the Bill of Sale in the form attached hereto as Exhibit B and the Assignment and Assumption Agreement in the form attached hereto as Exhibit C. The Buyer shall also execute, acknowledge (if appropriate), and deliver such Escrow Agreement and Assignment and Assumption Agreement. Simultaneously with such delivery, the Company shall put the Buyer in possession and operating control of the Acquired Assets, free and clear of all Liens. The Buyer shall also make the payments to the Company and the Escrow Account set forth in
         Section 2.5(b).

         2.8    Allocation of Purchase Price; Tax Matters.
                -----------------------------------------

                (a) The Parties shall agree upon an allocation of the Purchase Price (and all other items properly included in "consideration," as described in Treasury Regulation 1.1060-1(c)(1)) for purposes of Taxes among the Acquired Assets in a manner consistent with the principles set forth on Schedule 2.8 (the "Allocation"), as follows. Within ninety (90) calendar days following the Closing Date, the Buyer shall deliver to Company a draft schedule setting forth the Allocation (the
                "Allocation  Schedule")  prepared  in a manner  consistent  with
                Schedule 2.8. If there is any dispute concerning the Allocation Schedule, Company shall notify Buyer within thirty (30) calendar days after receiving the Allocation Schedule. The Parties shall attempt to resolve such dispute and if they have not done so within thirty (30) calendar days after the Company provides notice of such dispute, all unresolved items shall be submitted to the Accountant. The Accountant shall resolve all such items within forty-five (45) calendar days prior to the time when either Party is required to file a Form 8594 (or any comparable form under state law) with respect to the purchase of the Acquired Assets. The Parties shall act in accordance with the Allocation (as finally agreed or determined by the Accountant, absent fraud or manifest error) in the preparation and filing of all Returns (including, without limitation, filing Form 8594 or any supplements thereto with their United States federal income Tax Returns for the taxable year that includes the Closing Date) and in the course of any Tax audit relating thereto and to take no position and cause their Affiliates to take no position inconsistent with the Allocation. Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each Party shall deliver to the other Party a copy of its Form 8594.

                (b) The Parties shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Acquired Assets or the Business.

                (c) The Parties shall, with respect to persons who may be employed by both of them for the calendar year that includes the Closing Date, follow the Standard Procedure set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, whereby the Company shall be responsible for employment tax reporting for such persons for all times during which they were employed by the Company.

         2.9 Employment Agreements. Simultaneous with the execution and delivery of this Agreement, certain persons designated by the Buyer and notified to the Company, have executed and delivered employment agreements with the Buyer in the form heretofore provided to and approved by the Company, each of which shall become effective immediately following the Closing, if and only if the Closing occurs.

         2.10 Piscataway Lease. Simultaneous with the execution and delivery of this Agreement, the Buyer and RSI (NY) QRS 12-13, Inc. have executed and delivered a letter agreement with respect to the entry into a lease (the "Buyer's Piscataway Lease") for a portion of the facility presently occupied by the Company in Piscataway, New Jersey (the "Piscataway Facility") containing terms no less favorable to the Buyer than those set forth on Schedule 2.10, which Buyer's Piscataway Lease shall become effective immediately following the Closing, if and only if the Closing occurs.

         2.11 Schedule of Accounts Payable and Accrued Expenses. Five (5) days prior to the Closing Date, the Company shall deliver to the Buyer a detailed schedule (the "Accounts Payable and Accrued Expenses Report") setting forth as of the Closing Date, all Liabilities of the Company relating to the Business for accounts payable and accrued expenses in substantially the form of the schedule of estimated accounts payable and accrued expenses previously provided by the Company to the Buyer.

         2.12 Non-U.S. Jurisdictions. Certain aspects of the Business are conducted through the Subsidiaries which are organized in non-U.S. jurisdictions. The transfer of the aspects of the Business conducted by Rheometric Japan shall be effected by transfer of all the capital stock of Rheometric Japan as contemplated by Section 2.1(a)(iv) to a subsidiary of the Buyer organized in Japan. The transfer of the Business conducted by the other Subsidiaries (the "Foreign Asset
         Transfer Subsidiaries") shall be effected by transfer of assets and liabilities (to the extent contemplated by this Agreement) to subsidiaries of the Buyer organized in the same jurisdictions as the transferring Subsidiary. The Buyer and the Company have not finally determined the nature of the documentation and process necessary to effect such transfers. Therefore it is agreed by the Buyer and the Company that such transfers will be effected by appropriate and customary documentation and procedures consistent with applicable local law and customary practice, and shall reflect as nearly as may be practicable the economics and allocation of risks reflected in the terms and conditions applicable to the transfers of assets and liabilities by Rheometric Scientific, Inc. The parties will use their respective best efforts to minimize overall expenses and taxation with respect to such transfers.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that the statements contained in this Section 3 are true and correct as of the date of this Agreement, except as otherwise set forth in the Schedules accompanying this Agreement.

         3.1    Organization.
                ------------

                (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and, with respect to jurisdictions in which such concept is recognized, is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except for such jurisdictions the failure to qualify in which could not reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the Business and to own, lease and operate its properties as now owned, leased and operated by it. Copies of the certificate of incorporation and bylaws of the Company, each as amended to date, have been heretofore delivered to Buyer and are accurate and complete.

                (b) The authorized capital stock of Rheometric Japan consists of 8,000 shares of capital stock. On the date hereof and on the Closing Date, 2,000 shares of common stock of Rheometric Japan are validly issued and outstanding, fully paid and non-assessable and are owned, beneficially and of record by the Company free and clear of any and all Liens. The Company has good title to, and sole record and beneficial ownership of the capital stock of Rheometric Japan, free and clear of any and all Liens. Upon consummation of the Closing, and subject to transfer and registration of the respective shares of capital stock into the name of the Buyer and compliance with any requirements imposed by applicable law in the jurisdiction of incorporation of Rheometric Japan, including (i) board approval of the transfer of the capital stock of Rheometric Japan under this Agreement and (ii) delivery of the share certificates to the Buyer on or before the Closing, the Buyer will acquire legal and beneficial ownership of, good title to, and the right to vote all shares of the capital stock of Rheometric Japan, free and clear of all Liens. Except as set forth above in this Section 3.1(b), Rheometric Japan has no outstanding Equity Securities. Rheometric Japan has no outstanding commitments to issue or sell any Equity Securities, and no securities or obligations evidencing any such right are outstanding. There are no outstanding obligations, written or otherwise, of the Company or Rheometric Japan to repurchase, redeem or otherwise acquire any Equity Securities. There are no preemptive rights in respect of any Equity Securities of Rheometric Japan. Any Equity Securities of Rheometric Japan issued and reacquired by it were so reacquired (and, if reissued, so reissued) in compliance with all applicable Laws, and Rheometric Japan has no outstanding obligation or liability with respect thereto.

         3.2 Authorization of Transaction. The Company has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Except for the Stockholder Approval, all actions or proceedings to be taken by or on the part of the Company and its board of directors and stockholders to authorize and permit the execution and delivery by the Company of this Agreement and the instruments required to be executed and delivered by the Company pursuant hereto, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity.

         3.3 Noncontravention. Except as set forth on Schedule 3.3 hereof, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will, assuming the receipt of all consents and approvals set forth on Schedule 3.17, (i) violate any Law of any government, governmental agency, or court to which the Company or any of its property is subject or any provision of the certificate of incorporation or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which its assets are subject (or result in the imposition of any Lien upon any of its assets). Except in relation to filings with the SEC in connection with the solicitation of proxies from its stockholders and except as set forth in Schedule 3.3, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.4 Brokers' Fees. The Company has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.5    Title to Assets.
                ---------------

                (a) Assets other than Real Property. The Company has good, valid and marketable title to the Acquired Assets comprising personal property free and clear of all Liens, except (i) for minor imperfections of title that will not materially detract from the value of such asset or the use thereof and (ii) as otherwise set forth on Schedule 3.5 hereto.

                (b) Leased Real Property. The Company has valid leasehold interests in the Real Property Leases subject, in all cases, to the following: (i) exceptions, objections, agreements, claims, defects, easements, rights of way, encroachments, encumbrances, covenants, reservations, restrictions, conditions, leases, tenancies and the like set forth on Schedule 3.5 hereto, (ii) zoning, building, subdivision and other statutory or regulatory conditions and restrictions, (iii) liens for Taxes and assessments not yet due and payable, (iv) all matters, states of fact and defects that are or should be apparent from a physical inspection of leased real property or that would be disclosed by an on the ground survey, (iv) Liens which would not have a Material Adverse Effect, (v) Liens disclosed on Schedule 3.5(b) and (vi) Liens upon the underlying fee estate.

         3.6 Financial Statements. Attached hereto as Exhibit D are the (a) audited consolidated balance sheets and consolidated statements of income and cash flows (and notes thereto) as of and for the years ending December 31, 2000 and December 31, 2001 and (b) Form 10-Q consolidated balance sheets and consolidated statements of income and cash flows (and notes thereto), as of and for the quarter ended June 30, 2002 (the "Most Recent Fiscal Period End"), for the Company and its consolidated subsidiaries (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with

         GAAP applied on a consistent basis throughout the periods covered thereby, are, taken as a whole, correct and complete in all material respects and present fairly the financial condition of the Company as of such date and the results of operations of the Company and its consolidated subsidiaries for such periods and are consistent with the books and records of the Company. The Buyer acknowledges that the Financial Statements were not prepared to reflect the financial condition of and results of operations of the Business on a stand-alone basis; and, without limiting the generality of the foregoing, that the allocations and estimates included in the Financial Statements are not necessarily indicative of the costs that would have resulted if the Business had been operated on a stand-alone basis as a separate entity during such periods.

         3.7 Absence of Changes. Since the Most Recent Fiscal Period End and except as disclosed in Schedule 3.7, the Acquired Assets have not undergone any Material Adverse Change in their condition or suffered any material damage, destruction or loss (whether or not covered by insurance); and since the Most Recent Fiscal Period End, there has been no Material Adverse Change in the Business or the condition of the premises covered by the Real Property Leases, whether as a result of any change as to any Acquired Assets, any natural disaster, accident, strike, sabotage, or confiscation of property, or any other event or condition directly affecting or relating to the Company, whether or not related to any of the foregoing, except for such changes as do not in the aggregate have a Material Adverse Effect. Since the Most Recent Fiscal Period End, the Company has operated the Business in the Ordinary Course of Business and, other than in the Ordinary Course of Business, the Company has not, with respect to the Business, taken any of the following actions:

                      (i) acquired, sold, leased, encumbered or disposed of any assets;

                      (ii) created, incurred or assumed any debt for borrowed money or debt in respect of capital leases;

                      (iii) entered into, adopted or amended, other than as may have been necessary to comply with applicable law or maintain any plan's qualified status, any employee benefit plan or any employment or severance agreement or arrangement or increased in any manner the compensation or fringe benefits of, or modified the employment terms of, its officers or employees, generally or individually, or paid any benefit not required by the terms of any existing employee benefit plan as in effect on the date hereof;

                      (iv) changed its accounting methods, principles or practices, or made any new elections with respect to Taxes affecting the Acquired Assets or any changes in current elections with respect to Taxes affecting the Acquired Assets;

                      (v) paid any obligation or liability;

                      (vi) sold, assigned, transferred, licensed or sublicensed any of the Business's Intellectual Property;

                      (vii) entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any Contract;

                      (viii) entered into any written arrangement or contract that creates a liability on the Company's part in excess of $50,000;

                      (ix) made or committed to make any capital expenditure in excess of $25,000 per item or total capital expenditures in excess of $100,000 in the aggregate (regardless of whether or not in the Ordinary Course of Business);

                      (xi) agreed in writing or otherwise to take any of the foregoing actions.

         3.8 Legal and Other Compliance. To the Company's Knowledge, the Company is in compliance with all applicable Laws, the violation of which, either singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect and, to Company's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Neither the ownership nor use of the Acquired Assets by the Company nor the conduct of the Business as currently conducted by the Company violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Company's certificate of incorporation or bylaws or any Lien, lease, license, agreement, understanding or Law to which the Company is a party or by which it may be bound or affected, except to the extent such violation, conflict, default, acceleration or loss of rights could not reasonably be expected to have a Material Adverse Effect.

         3.9 Real Property. The Company does not own any real property in connection with the Business. Schedule 3.9 lists all real property leased or subleased by the Company in connection with the Business. The Company has delivered to the Buyer correct and complete copies of the leases as listed in Schedule 3.9 (as amended to date) (the "Real Property Leases"). With respect to each Real Property Lease (other than the Piscataway Facility Lease):

                (a) with respect to the Company and, to the Knowledge of the Company, with respect to any other party to the Real Property Lease, the Real Property Lease is legal, valid, binding, enforceable, and in full force and effect;

                (b) neither the Company nor, to the Knowledge of the Company, any other party to the Real Property Lease, is in breach or default, and, to the Knowledge of the Company no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (c) no party to the Real Property Lease has repudiated any provision thereof;

                (d) to the Knowledge of the Company, there are no disputes, oral or written agreements, or forbearance programs in effect as to the Real Property Lease; and

                (e)  the  Company  has  not  assigned,  transferred,   conveyed,
                mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

         3.10   Intellectual Property.
                ---------------------

                (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission or otherwise all Intellectual Property necessary for the operation of the Business as presently conducted, except where the failure to do so would not have a Material Adverse Effect. Subject to obtaining all necessary consents as disclosed in Schedule 3.17, each license or agreement relating to the Intellectual Property owned or used by the Company in the Business immediately prior to the Closing will be valid and in full force and effect immediately subsequent to the Closing, except where the failure to do so would not have a Material Adverse Effect.

                (b) Except as disclosed in Schedule 3.10(b), the Company has not, to the Company's Knowledge, interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of third parties, and there has, within the last three years, not been any charge, complaint, claim, demand, or notice alleging, in writing, any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). Except as disclosed in Schedule 3.10(b), to the Company's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any material Intellectual Property rights of the Company relating to the Business.

                (c) Schedule 3.10(c) identifies each patent, patent application, copyright registration and application, mask work registration and application, trademark and service mark registration and application, domain name registration and any material unregistered copyrights and trademarks owned by the Company and used or held for use in connection with the Business. Section 3.10(c) also identifies each written license, agreement or other material permission that the Company has granted to any third party with respect to any of the Intellectual Property owned by the

                Company that relates primarily to the Business. With respect to each item of Intellectual Property required to be identified in
                Schedule 3.10(c):

                      (i) except as disclosed in Schedule 3.10(c), the Company possesses all right, title and interest in and to the item, free and clear of any Lien, license or other restriction;

                      (ii) except as disclosed in Schedule 3.10(c), the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                      (iii) except as disclosed in Schedule 3.10(c), no action, suit, proceeding, hearing, investigation, charge, complaint, or claim, is pending or has been threatened in writing in the past three years, that challenges the legality, validity, enforceability, use or ownership of the item other than ex parte proceedings in the U.S. Patent and Trademark Office, the U.S. Copyright Office or other federal, state or foreign governmental agencies; and

                      (iv) except as  disclosed in Schedule  3.10(c),  and other than pursuant to the licenses, agreements or other permissions identified in Schedule 3.10(c), the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other violation with respect to the item.

                (d) Schedule 3.10(d) identifies each written license, sublicense, agreement or permission by which a third party grants the Company the right to use any Intellectual Property used in connection with the Business other than standard-form licenses for commercially available software. With respect to each item of Intellectual Property required to be identified in
                Schedule 3.10(d), except as disclosed in Schedule 3.10(d):

                      (i) the license, sublicense, agreement or permission covering the item is valid, and in full force and effect;

                      (ii) subject to obtaining necessary consents as disclosed in Schedule 3.17, the license, sublicense, agreement or permission will continue to be valid and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above) except where the failure to do so would not have a Material Adverse Effect;

                      (iii) to the Company's Knowledge, no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                      (iv) to the Company's Knowledge, no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                      (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license to the Company's Knowledge;

                      (vi) the underlying item of Intellectual Property is not, to the Knowledge of the Company, subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                      (vii) to the Knowledge of the Company, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened, which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                      (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

         3.11 Inventories. The Inventory of the Company, net of reserves, consists of raw materials, works in progress and finished goods, which are substantially merchantable and fit for sale in the Ordinary Course of Business. Since the Most Recent Fiscal Period End, no Inventory has been sold or disposed of except through sales in the Ordinary Course of Business.

         3.12 Contracts. Schedule 3.12 lists the following contracts and other agreements relating to the Business to which the Company is a party or by which it or any of the properties or assets of the Business are bound:

                (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                (b) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000, including without limitation all agreements between the Company and a manufacturer or distributor;

                (c) any agreement concerning a partnership or joint venture;

                (d) any agreement (or group of related agreements) under which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or under which it has imposed a Lien on any of the Acquired Assets, tangible or intangible;

                (e) any agreement concerning confidentiality, assignment of inventions, nonsolicitation or noncompetition;

                (f) any agreement relating primarily to the Acquired Assets, the Assumed Liabilities or the Business between or among the Company and any of its Affiliates;

                (g) any agreement under which the consequences of a default or termination could reasonably be expected to have an Material Adverse Effect; or

                (h) any other  agreement  (or group of related  agreements)  the
                performance  of  which  involves   consideration  in  excess  of
                $50,000.

         The Company has delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 3.12 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.12. Except as disclosed in Schedule 3.12, with respect to each such agreement listed in Schedule 3.12: (i) the agreement is legal, valid, binding and enforceable against the Company, and in full force and effect; (ii) subject to the Company obtaining the necessary consents disclosed in Schedule 3.17, the agreement will continue to be legal, valid, binding and enforceable against the Company, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (iii) neither the Company, nor to the Company's Knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

         3.13 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company in respect of the Business or the Acquired Assets or Assumed Liabilities of the Business.

         3.14 Litigation; Environmental Matters. Except as disclosed in Schedule 3.14:

                (a) There are no judicial or administrative actions, claims, suits, proceedings or investigations, pending or, to the
                Knowledge of the Company, threatened, in respect of the Business. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Company affecting the Acquired Assets or Assumed Liabilities that would have a Material Adverse Effect.

                (b) No claim, investigation, lawsuit, agency proceeding, or other legal, quasi-legal or administrative challenge has been brought, is pending or, to the Knowledge of the Company, has been threatened against the Company relating to the existence of any hazardous condition at any of the Leased Premises that would have a Material Adverse Effect. The Company has not spilled, discharged, deposited, released or disposed of any hazardous substances (as regulated under any applicable Environmental Law) at any of the Leased Premises that require remediation or monetary payment by the Company under applicable Environmental Laws which could reasonably be expected to result in a Material Adverse Effect. The Company has no Knowledge of any spill, discharge, deposit, release or disposal of any hazardous substances (as regulated under any applicable Environmental Law) by any third party at any of the Leased Premises that require remediation or monetary payment by the Company under applicable Environmental Laws that could reasonably be expected to result in a Material Adverse Effect. No Person has served upon the Company any written notice claiming any material violation of any Environmental Law with respect to environmental conditions at the Leased Premises. All environmental reports, studies or correspondence prepared by third party environmental consultants since January 1, 2000 and describing or related to the environmental conditions of the premises leased by the Company in the possession or control of the Company have been delivered to or made available for review by the Buyer.

         3.15 Affiliated Transactions. Except as set forth in Schedule 3.15, the Company is not a party to or bound by any contract, commitment or understanding primarily relating to the Business with any current or former officer or director of the Company or any of their Affiliates and no current or former officer or director of the Company or any of their Affiliates owns or otherwise has any rights to or interests in any Acquired Asset.

         3.16 Suppliers. Schedule 3.16 sets forth a complete and accurate list of (a) the 20 largest suppliers of materials or services to the Company in terms of purchases during the six months ended June 30, 2002, (b) any single source suppliers of materials or services to the Company and
         (c) any suppliers of materials or services to the Company for which since January 1, 2002, the Company has or had minimum purchase commitments in excess of $50,000.

         3.17 Consents. Schedule 3.17 identifies any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transfer, assignment or conveyance by the Company of any of the Acquired Assets.

         3.18   Employees and Consultants.
                -------------------------

                (a) Schedule 3.18(a) contains a true and complete list of the persons employed by the Company or any Affiliate whose responsibilities relate primarily to the Business as of the date of this Agreement (the "Current Employees"), their respective dates of hire, current positions, current compensation under existing employment policies, approximate hours worked per week by each such employee, and the amount and nature of any severance obligations that the Company would have to them in the event of their termination of employment. To the Company's Knowledge, neither the Company nor any Affiliate is delinquent in the payments to any of the Current Employees or former employees of the Business of any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them to the date hereof or for any amounts required to be reimbursed to the Current Employees. The Company has delivered or made available to Buyer true and complete copies of all employee handbooks and manuals of the Company.

                (b) Schedule 3.18(b) contains a true and complete list of the persons engaged by the Company or any Affiliate as a consultant primarily to the Business as of the date of this Agreement (the "Consultants"), the respective dates such Consultants began their consulting arrangement with the Company, current responsibilities, current compensation, approximate hours worked per week by each such consultant, and the amount and nature of any severance obligations that the Company would have to them in the event of their termination of their consulting arrangement. To the Company's Knowledge, neither the Company nor any
                Affiliate is delinquent in the payments to any of the Consultants or former consultants to the Business of any direct or indirect compensation for any services performed by them to the date hereof or for any amounts required to be reimbursed to the Consultants.

                (c) Except as could not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices. There is no collective bargaining agreement in effect with respect to the Current Employees. Since December 31, 1999, the Company has not experienced any strike or work stoppage or other industrial dispute involving its employees.

         3.19 Insurance Policies. Schedule 3.19 sets forth a list (including the name of the insurer, the name of the policyholder, the name of each insured, the policy number and periods of coverage, the scope of coverage, a description of any retroactive premium adjustments or other loss-sharing arrangement and all claims made under such policies) of all policies of fire, theft, casualty, liability, burglary, fidelity, workers compensation, business interruption, environmental, product liability, product warranty, automobile and other forms of insurance under which the Company with respect to the Business is on the date hereof a party, a named insured or otherwise the beneficiary of coverage. The Company has not, with respect to the Business, received any notice from the insurer under any such policy disclaiming coverage, reserving rights with respect to a particular claim or such policy in general or canceling any such policy. All premiums due and payable for such insurance policies have been duly paid and such policies or extensions or renewals thereof in such amounts will be outstanding and duly in full force without interruption until the Opening of Business on the Closing Date.

         3.20   Intentionally Omitted.
                ---------------------

         3.21   Employee Benefits.
                -----------------

                (a) Schedule 3.21(a) contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, or any ERISA Affiliate. For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation relating to any Current Employee or former employee of the Business who is still entitled to benefits. For purposes of this Agreement, "ERISA Affiliate" means any entity that is, or was at any time after December 31, 1995, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code, (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which at any time included the Company. Complete and accurate copies of all Employee Benefit Plans and summary plan descriptions, if any, that have been reduced to writing have been provided to the Buyer, and the Company has provided the Buyer with written summaries of any such plans that have not been reduced to writing. All Employee Benefit Plans are in compliance in all respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

                (b) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received determination letters from the Internal Revenue Service (or have not yet received such letters, but timely filed for such letters on or before February 28, 2002), to the effect that such Employee Benefit Plans are qualified and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the Company's Knowledge, revocation has not been threatened.

                (c) No such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, nor to the Company's Knowledge, has any other act or omission occurred, that could reasonably be expected to adversely affect its qualification or materially increase its cost.

                (d) Except as set forth in Schedule 3.21(d), there are no agreements with any Current Employee or former employee of the Business (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits after the termination of employment of such employee. Except as set forth in Schedule 3.21(d), there are no agreements or plans, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         3.22 Books and Records. The books, records, accounts and ledgers of the Company relating to the Business have been maintained in accordance with good business and bookkeeping practices.

         3.23 Disclosure.  The representations and warranties  contained in this
         Section 3 (including the Schedules and Exhibits required to be delivered by the Company to the Buyer pursuant to this Agreement) and the certificate to be furnished by the Company to the Buyer pursuant to
         Section 6.1(f) do not contain any untrue statement of a material fact. Without limiting the generality of the preceding sentence, in making such representations and warranties, the Company has not: (a) knowingly made any misrepresentation of a material fact, or (b) committed intentional fraud resulting in monetary damages to the Buyer in excess of $100,000, or (c) intentionally made any misleading statement of a material fact, and to the Company's knowledge, such representations and warranties are true and correct. The copies of documents and agreements included in the Disclosure Schedule or provided to Buyer and referenced in the Disclosure Schedule are true, correct and complete copies of the referenced documents and agreements.

         3.24 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, and any amendment, supplementation or modification made pursuant to the express provisions of this Agreement with respect to such representations and warranties, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of Company, and the Company hereby disclaims any such representation or warranty whether by the Company or any of its officers, directors, employees, agents or representatives or any other Person, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the Buyer or any of its officers, directors, employees, agents or representatives or any other Person of any documentation or other information by the Company or any of its officers, directors, employees, agents or representatives or any other Person with respect to any one or more of the foregoing.

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement.

         4.1 Organization of the Buyer. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authority for Agreement. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All actions or proceedings to be taken by or on the part of the Buyer and its board of directors and stockholders to authorize and permit the execution and delivery by the Buyer of this Agreement and the instruments required to be executed and delivered by the Buyer pursuant hereto, the performance by the Buyer of its obligations hereunder, and the consummation by the Buyer of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Buyer, and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity.

         4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any Law of any government, governmental agency, or court to which the Buyer is subject or any provision of the certificate of incorporation or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         4.4 Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         4.5 Financing. The Buyer has sufficient funds or firm financing commitments in place with respect to all funds necessary to consummate the transactions contemplated by this Agreement. The Buyer will have available as of the Closing Date funds sufficient to pay the Purchase Price.

         4.6 Regulatory Matters. The Buyer has conducted its operations in accordance with all applicable laws, rules and regulations, including, without limitation, all environmental laws, except to the extent that any non-compliance could not reasonably be expected to materially affect its ability to have any permit or license transferred or reissued to the Buyer as contemplated by this Agreement or otherwise to consummate any of the transactions contemplated by this Agreement. The Buyer is not subject to any enforcement action, citation, consent decree or other similar action by any governmental authority that might materially affect its or the Company's ability to have any permit or license transferred or reissued to the Buyer as contemplated by this Agreement or otherwise to consummate any of the transactions contemplated by this Agreement.

         4.7 Knowledge of Breach. The Buyer has no Knowledge of any breach by the Company of any of its representations or warranties under this Agreement, including without limitation, the representations made in
         Section 3.23.

5.      Covenants.
        ---------

         5.1 Pre-Closing Covenants. The following covenants shall apply from the date of this Agreement through the Closing:

                (a) General. Each of the Parties will use its commercially reasonable efforts to take such actions and do such things as are necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6).

                (b) Operation of Business. Except as otherwise contemplated by this Agreement or consented to or approved by the Buyer in writing (which consent or approval shall not be unreasonably withheld or delayed), the Company will use commercially reasonable efforts to cause the Business not to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Except for increases in accordance with past practices or as may be required by any contracts or agreements existing as of the date hereof, the Company will not increase compensation or change the benefits available to any of the Current Employees or Consultants.

                (c) Preservation of Business. Subject to the impact of the matters and trends set forth in Schedule 3.7, the Company will use commercially reasonable efforts to keep the business and properties of the Business substantially intact, including the Business's current operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

                (d) Full Access. Upon reasonable notice and during normal business hours, the Company will permit representatives of the Buyer to have reasonable access, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contacts, and documents of the Company which relate to the Business, solely for purposes of verifying the representations and warranties of the Buyer set forth herein; it being understood that the Company, in its sole discretion, may deny or restrict any access (i) involving possible breaches of applicable confidentiality agreements or possible waivers of any applicable attorney-client privileges, (ii) in the event the
                Buyer is in breach of this Agreement or (iii) for so-called Phase II investigations or other environmental investigations involving sampling or testing. Subject to the foregoing sentence, the Company shall cooperate with the Buyer in any reasonable review of the Company's Inventory that the Buyer desires to conduct prior to the Closing. All information provided or obtained pursuant to this clause (d) shall be deemed "Confidential Information" and held by the Buyer in accordance with and subject to the terms and conditions of the confidentiality agreement set forth in Section 7 hereof.

                (e) Notice of Developments. Each Party will give prompt written notice to the other of any development causing, or notice of any event that with the passage of time would reasonably be expected to cause, a breach of any of the representations, warranties or covenants set forth in this Agreement of such notifying party. No disclosure by any Party pursuant to this Section 5.1(e), however, shall be deemed to amend or supplement the Schedules to this Agreement or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

                (f) Exclusivity. Subject to the Company's fiduciary obligations under Law, the Company will not (and the Company will not cause or permit any of its officers, directors, agents or Affiliates
                to) solicit or engage in meetings or negotiations with any potential third party buyer regarding any proposals with respect to the sale to any third party of all or any part of the Acquired Assets having an economic value in excess of $100,000 individually or in the aggregate out of the ordinary course of business (whether directly by a stock sale, merger or otherwise but excluding sales of instrumentation, software and services), or provide any due diligence or other similar information in furtherance of a possible sale of the Acquired Assets to any third party Buyer; provided, however, that the Company may upon receipt by the Company of an unsolicited offer, proposal or indication of interest to effect a sale of the Business (through merger, consolidation or sale of all or substantially all of the assets of the Business) that would constitute a Superior Proposal (as hereinafter defined), following delivery to the Buyer of the notice set forth below, participate in negotiations regarding such proposed sale and furnish information with respect to the Company pursuant to a customary confidentiality agreement. The Company will promptly notify the Buyer of any inquiries, solicitations or indications of interest it receives from third parties related to the foregoing. The Company acknowledges to the Buyer that the Acquired Assets are unique and that the Buyer shall have the right, in addition to any other rights the Buyer may have, to specific enforcement against the Company of its obligations under this Section 5.1(f). "Superior Proposal" means any bona fide proposal for the acquisition of the Business, whether by issuance of securities or pursuant to an agreement of merger or consolidation, of more than 50% of the outstanding voting securities of the Company (as determined prior to giving effect to such proposed transaction), or the acquisition of more than 50% of the consolidated assets of the Company related to the Business measured by book value, in either case on terms which the Board of Directors determines in its good faith reasonable judgment to have an economic value to the Company in excess of $23,750,000.

                (g) Employees. The Company shall provide the Buyer with an updated version of Schedule 3.18(a), as of a date within two days of the Closing Date, and shall notify the Buyer if the Company has received written notice, or if a member of the Company's senior management team or manager in the human resources department has received any oral notice, from any of the persons listed on such schedule that such person(s) will not continue his or her employment or engagement with the Buyer after the Closing. The Company shall not hire or terminate any employees other than in the Ordinary Course of Business, except that the Company shall terminate all of the domestic U.S. employees who provide services to the Business, other than those executive level employees set forth in the Employee Letter (as defined in Section 5.2(c) below), effective as of the Opening of Business on the Closing Date.

                (h) Change of Name. The Company shall change its corporate name, and the corporate name of any Affiliate that includes the words "Rheometric Scientific" or any variant of Rheometric, effective as of or immediately following the Closing Date.

                (i) Monthly Reports. The Company shall provide to the Buyer copies of each Monthly Report promptly after such Monthly Reports have been finalized (but in no event later than 7 days following the end of the month to which such Monthly Report pertains). The Monthly Reports delivered pursuant to this
                Section 5.1(i) shall be prepared in a manner consistent in all material respects with the Monthly Reports prepared with respect to the Business during the twelve monthly accounting periods immediately preceding the date of this Agreement.

                (j) Material Loss of Distributors, Customers or Suppliers. As promptly as practicable, but in no event later than three business days after the Company is notified in writing, or a member of the Company's senior management team receives any oral notice from, one or more distributors, vendors, representatives or customers of the Business that generated $200,000 or more in revenues or expenses in 2002 that such Persons have terminated or intend to terminate their respective business relationships with the Company or are modifying such relationships with the Company in a manner that is materially less favorable to the Company or have decided not to or will not do business with the Buyer on and after the Closing on such terms and subject to conditions at least as favorable as provided to the Company prior to Closing, the Company shall provide written notice to the Buyer of such termination, intended termination, modification or decision with reasonable detail.

                Nothing in this Agreement shall diminish the Company's sole title to the Business or shall be construed to limit the Company's discretion to operate the Business in the ordinary course, or shall give the Buyer any ownership rights to the Acquired Assets, before the Closing Date. The Buyer acknowledges that the Company and its Subsidiaries may transfer, assign or convey, by way of a dividend or otherwise, cash, cash equivalents, marketable securities and other financial instruments as well as any other Excluded Assets out of the Business prior to Closing and the Company shall have complete and absolute discretion over the terms of such transfers, assignments and conveyances.

         5.2 Post-Closing Covenants. The Parties agree that the following covenants shall apply from and after the Closing:

                (a) Taxes on the Transfer. The Company, on the one hand, and the Buyer, on the other hand, shall share and contribute equally to the payments of all transfer Taxes, including without limitation, documentary, sales, use, real property transfer, stamp, registration and other such transfer Taxes and fees, imposed upon or incurred by any of the parties hereto in connection with the transfer of the Acquired Assets to the Purchaser under this Agreement, and each party shall bear its own legal and other expenses relating to such transfer Taxes. The party required by law to file any necessary Tax Return and other document with respect to any such transfer Taxes shall do so in a timely fashion after consultation with the other party.

                (b) Future Assurances. At any time and from time to time, whether before, at, or after the Closing, at the request of the other party, each party will execute and deliver, or cause to be executed and delivered, such other documents and instruments and take, or cause to be taken, such other action as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including without limitation, such documents, instruments and actions as the Buyer may reasonably request to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to or interest in the Acquired Assets, to put the Buyer in actual possession and operating control thereof.

                (c) Employment.
                    ----------

                      (i) The Buyer shall offer to hire (or in the case of Rheometric Japan continue the employment of) all of the employees of the Business, other than those domestic U.S. employees and corporate officers identified in a letter delivered by the Buyer to the Company at least two business days prior to the Closing Date and countersigned by the Company (the "Employee Letter") for substantially the same salary and benefits and on substantially the same terms and conditions as such employees are employed as of the Opening of Business on the Closing Date consistent with the general employment policies of the Buyer for similarly situated employees. For a period of one (1) year after the Closing, the Buyer shall honor in accordance with their terms all severance plans and programs of the Company as in effect immediately prior to the Closing, it being understood and agreed that the Buyer shall be responsible for all severance obligations to employees of the Business other than the corporate officers indicated in the Employee Letter. For those employees identified in the Employee Letter (other than the corporate officers identified in the Employee Letter), the Buyer shall, one business day prior to the Company's obligation to fund such obligations and contributions, pay to the Company in immediately available funds an amount equal to: (x) any and all severance obligations, and (y) up to two (2) months of health and dental contributions that the Company is required to pay to or on behalf of such employees (or to the Company's payroll administration provider) under the Company's severance program following the Closing as detailed in a schedule of severance obligations (prepared by the Company based upon those employees listed in the Employee Letter) delivered to the Buyer at least one business day prior to the Closing Date. In addition, the Buyer shall pay the Company an additional one-time fee of $10,000 at the time the Buyer makes its first reimbursement payment described above, such one-time fee representing the Buyer's sole liability in connection with the administrative aspects of the termination of such employees. Buyer shall have no other obligations with respect to those employees identified in the Employee Letter. With respect to any employee of the Business who is not actively employed at Closing due to short-term disability or an approved leave of absence as set forth on
                      Schedule 5.2(c)(i) and who accepts the Buyer's offer of employment, the Buyer shall provide such individual with a similar employment status. All Employees of the Business who accept the Buyer's offer of employment are herein referred to as the "Transferred Employees."

                      (ii) All Transferred Employees shall be given credit for all service with the Company only under (i) the Buyer's 401(k) Plan and retirement plans, for purposes of eligibility and vesting but not benefit accrual, and (ii) subject to the approval of the Buyer's Board of Directors, the Buyer's employee stock option plan. In addition, to the extent permitted by Law and the terms of the Buyer's long term disability plan (as detailed on Schedule 5.2(c)(ii)), the Buyer agrees to waive any waiting periods or limitations for preexisting conditions under its medical, dental, and short-term and long-term disability plans.

                (d) The Company shall fully vest all benefits of Transferred Employees in the Rheometric Scientific, Inc. Savings and Investment Retirement Plan (the "Company 401(k)") as of the Closing Date. Buyer shall, and shall cause the Waters Employee Investment Plan (the "Buyer's 401(k) Plan") to accept the rollover, by direct or indirect rollover, as selected by each Transferred Employee, of that portion of the Transferred Employees' accounts in the Company 401(k) that constitutes an "eligible rollover distribution" as that term is defined by section 402(c)(4) of the Code, provided that at the time a Transferred Employee elects such a rollover that Transferred Employee is employed by the Buyer. Any such rollover will be effected in cash and, as applicable, any notes evidencing loans from the Company 401(k) to the Transferred Employee electing such rollover. The Buyer and the Company shall, and shall cause the trustees of their respective 401(k) plans to, cooperate with each other with respect to the rollover of the eligible rollover distribution portions of the Transferred Employees' account balances in the Company 401(k) Plan to the Buyer's 401(k) Plan.

                (e) Use of Name. From and after the 31st day following the Opening of Business on the Closing Date, neither the Company nor any of its Affiliates shall use the name "Rheometric Scientific" or any variant of Rheometric with respect to its ongoing business activities except for non-commercial historical reference.

                (f) Financial Information. After the Closing, upon reasonable written notice, the Buyer and the Company shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives access, during normal business hours, such information (including records pertinent to the Business) as is reasonably necessary for financial reporting and accounting matters, including, without limitation, to ensure compliance with Section 2.5(c) hereof. The Buyer shall retain all of the books and records of the Business for a period of seven (7) years after the Closing Date or such longer time as may be required by law.

                (g) Compliance with WARN, etc. With respect to the Transferred Employees, the Buyer will timely give all notices required to be given under, or will otherwise comply with, WARN or other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff or as otherwise required by such statute or regulation. For this purpose, the Buyer shall be deemed to have caused a mass layoff if the mass layoff would not have occurred but for the Buyer's failure to employ the Transferred Employees in accordance with the terms of this Agreement.

                (h) Allocation of Accounts Payable. Subject to the Buyer's assumption of up to $6,000,000 of accounts payable and accrued expenses pursuant to Sections 2.3(a), 2.5(e) and 2.5(g) above, representatives of the Company and the Buyer shall determine promptly after the Closing Date which specific accounts payable and accrued expenses in excess of $6,000,000 will be retained by the Company. The Parties agree that, of such accounts payable and accrued expenses retained by the Company, approximately one-third will have an invoice date not more than thirty (30) days prior to the Closing Date, approximately one-third will have an invoice date greater than thirty (30) days but not more than sixty (60) days prior to the Closing Date and approximately one-third will have an invoice date more than sixty (60) days prior to the Closing Date. The Company agrees that it shall pay each such retained accounts payable and accrued expense on or prior to the later of: (i) five (5) business days after the allocation of such accounts payable and accrued expenses is determined by the Parties, and (ii) sixty (60) days from the invoice date of such retained accounts payable or accrued expense.

6. Conditions to Obligation to Close.
   ---------------------------------

         6.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction, as of the Closing Date, of the following conditions:

                (a) Representations and Warranties. The representations and warranties set forth in Section 3 above (including the Schedules thereto) shall be (i) true and correct in all material respects when made and (ii) deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects (except that representations and warranties that are made as of a specific date other than the date of this Agreement, need be true and correct in all material respects, or true and correct, as the case may be, only as of such date, except in the cases each of clause (i) and (ii) for those representations and warranties that are already qualified as to materiality or Material Adverse Effect; such qualified representations and warranties shall be true and correct without further qualification as to materiality or Material Adverse Effect when made and as of the Closing. Except for Schedules 2.2(k), 2.8, 2.10 and 6.1(c) from time to time after the date of this Agreement and at least three business days prior to the Closing Date, Buyer shall be permitted to deliver updated and amended Schedules to this Agreement to Seller reflecting information which under this Agreement is contemplated or permitted to change between the date of this Agreement and the Closing

                Date or which if not so permitted or contemplated, relates to developments occurring between the date of this Agreement and the Closing Date and does not result in a Material Adverse Change from the information presented in the Schedules to this Agreement delivered on the date of this Agreement. Upon such delivery, such later-delivered Schedules shall become the Schedules for purposes of this Agreement.

                (b) Performance by the Company. The Company shall have performed and complied with in all material respects all of its covenants, agreements and obligations hereunder that are required to be performed or complied with by it before or at the Closing;

                (c) Required Consents. The Company shall have procured all of the governmental approvals, consents or authorizations and third party consents set forth in Schedule 6.1(c), and shall have obtained the consent of the lender to the Landlord under the Piscataway Facility Lease with respect to that certain Lease Termination Agreement dated as of October 11, 2002 among, inter alia, such Landlord and the Company (the "Landlord Lender Consent");

                (d) Absence of Litigation. No action, suit or proceeding shall be pending or threatened in writing before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of the transactions contemplated by this Agreement,
                (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); or (iii) affect adversely the right of the Buyer to own or lease the Acquired Assets, as the case may be, or to operate the Business as now operated;

                (e) Noncompetition. The agreement provided for in Section 8 shall have been duly executed and delivered to the Buyer;

                (f) Certificates. The Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in this Section 6 is satisfied in all respects;

                (g) Opinion. The Buyer shall have received from Dechert, counsel to the Company, an opinion in a form reasonably acceptable to the Buyer, substantially in the form as set forth in Exhibit E attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                (h) No Material Adverse Change. There shall not have been any change to the Acquired Assets or the Business that has resulted in a Material Adverse Effect ("Material Adverse Change") and no event has occurred or circumstance exists that could reasonably be expected to result in such a Material Adverse Change;

                (i) Director and Shareholder Approval. All approvals of the directors of the Buyer and the directors and stockholders of the Company necessary for the consummation of the transactions contemplated hereby shall have been obtained in full conformity with the requirements of applicable Law, and the same shall be in full force and effect;

                (j) Patent Assignment. The Company shall have executed and delivered to the Buyer an assignment of the patents identified on Schedule 3.10(c), substantially in the form attached hereto as Exhibit G;

                (k)  Trademark  Assignment.  The Company shall have executed and
                delivered   to  the  Buyer   assignments   of  the   Trademarks,
                substantially in the forms attached hereto as Exhibit H;

                (l) Release of Liens. The Buyer shall have received a payoff letter from (i) PNC Bank, National Association, (ii) Allendale Machinery Systems, (iii) Coast Business Credit, a division of Southern Pacific Bank, and (iv) Fidelity Leasing, Inc., each indicating that each such party has agreed to (x) release all Liens it has on the Business and the Acquired Assets and (y) terminate all financing statements and security agreements with respect to the Business and the Acquired Assets; and

                (m) Termination of Agreement. The Company shall have terminated or assigned that certain OEM Supply Agreement dated April 22, 2002 between Rheometric Scientific GMBH and Shimadzu Corporation and shall have provided the Buyer with evidence reasonably acceptable to the Buyer of such termination or assignment.

         The Buyer may waive any condition specified in this Section 6.1 at or prior to the Closing only in a signed writing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

         6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction, as of the Closing Date, of the following conditions:

                (a) Representations and Warranties. The representations and warranties set forth in Section 4 above shall be (i) true and correct in all material respects when made and (ii) deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects (except that representations and warranties that are made as of a specific date other than the date of this Agreement, need be true and correct in all material respects, or true and correct, as the case may be, only as of such date, except in the cases each of clause (i) and (ii) for those representations and warranties that are already qualified as to materiality or Material Adverse Effect; such qualified representations and warranties shall be true and correct without further qualification as to materiality or Material Adverse Effect when made and as of the Closing;

                (b) Performance by Buyer. The Buyer shall have performed and complied in all material respects with all of its covenants, agreements and obligations hereunder that are required to be performed or complied with by it before or at the Closing;

                (c) Absence of Litigation. No action, suit or proceeding shall be pending or threatened in writing before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (d) Opinion. The Company shall have received from Schnader Harrison Goldstein & Manello, counsel to the Buyer, an opinion in a form reasonably acceptable to the Company, substantially in the form as set forth in Exhibit F attached hereto, addressed to the Company, and dated as of the Closing Date;

                (e) All Necessary Actions. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Company;

                (f) Company Required Consents. The Company shall have procured all of the governmental approvals, consents or authorizations and third party consents set forth in Schedule 6.1(c), and shall have obtained the consent of the lender to the Landlord under the Piscataway Facility Lease with respect to that certain Lease Termination Agreement dated as of October 11, 2002 among, inter alia, such Landlord and the Company;

                (g) Noncompetition. The agreement provided for in Section 8 shall have been duly executed by the Buyer and delivered to the Company;

                (h) Certificates. The Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified in this Sections 6.2 is satisfied in all respects;

                (i) Orchestrator Software. The Buyer shall have executed and delivered to the Company a royalty-free, perpetual license to use the Company's Orchestrator Software (in a manner consistent with the noncompetition agreement identified in Section 8), such license to include access to the source code and related documentation for such Orchestrator

                Software and to be in a form reasonably acceptable to the Company (the "Orchestrator License");

                (j) Director and Shareholder Approval. All approvals of the directors of the Buyer and the directors and stockholders of the Company necessary for the consummation of the transactions contemplated hereby shall have been obtained in full conformity with the requirements of applicable Law, and the same shall be in full force and effect; and

                (k) Superior Proposal. The Company shall not have received a Superior Proposal that remains outstanding, provided that this
                Section 6.2(k) shall not be effective after January 14, 2003.

         The Company may waive any condition specified in this Section 6.2 at or prior to the Closing only in a signed writing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7. Confidentiality. At all times, whether before or after the Closing, and subject to the provisions of Section 11.1, the Parties will treat and hold as confidential all of the other Party's Confidential Information. Accordingly, the Parties will not use or disclose any of the other Party's Confidential Information, except as set forth in this Section 7 and Section 11.1. After the Closing, the Company shall use or disclose Confidential Information relating to the Business only for: preparing financial statements and filings under state and federal securities laws, preparing and defending tax returns and tax positions, defending claims by third parties, and as otherwise required by Law. Notwithstanding the foregoing, in the event that the party receiving confidential information (the "Receiving Party") from the disclosing Party (the "Disclosing Party") is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Receiving Party will notify Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, on the advice of counsel, compelled to disclose any Confidential Information or else stand liable for contempt or suffer other censure, it may disclose such information; provided, however, that the Receiving Party may only disclose the specific information that it is compelled to disclose. Neither Party shall have any discussions with any of the suppliers or customers of the other Party relating to the subject matter of this Agreement or the transactions contemplated hereby or the past, present or future of the Business without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed, it being agreed that, except for communications regarding the ASTRA product, either Party may communicate its future product strategies to suppliers and customers of either Party, consistent with the written product strategy of the Buyer as previously delivered to the Company.

8. Noncompetition. The Company and the Buyer shall enter into a Non-Competition Agreement in the form attached hereto as Exhibit I.

9. Indemnification.
   ---------------

         9.1 Survival of Representations and Warranties; Knowledge of Breach. All of the representations and warranties of the Company contained herein or in the certificate required to be delivered pursuant to
         Section 6.1(f) shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (except for (i) those contained in Sections 3.5 (Title to Assets) and 3.14 (Environmental Matters), which shall continue in full force and effect until the fifth anniversary of the Closing Date and (ii) those contained in Section 3.2 (Authorization of Transaction), which shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations). The termination of any representation and warranty, however, shall not affect any claim for breaches of representations or warranties if written notice thereof and a reasonable description of the event or circumstances upon which such claim is based is given to the breaching party or parties prior to such termination date. All of the representations and warranties of the Buyer contained in Section 4 or in the certificate required to be delivered pursuant to Section 6.2(h) shall survive the Closing and shall continue in full force and effect until the first anniversary of the Closing Date (except for those contained in Section 4.2 (Authorization of Transaction), which shall continue in full force and effect without limit as to time, subject to any applicable statute of limitations). Subject to Section 10, all covenants of any Party in this Agreement, including the indemnification covenants set forth in this Section 9,or in any document or certificate delivered hereunder which relate to the performance of obligations after the Closing shall survive the Closing for the periods contemplated by their terms.

         No party hereto shall be deemed to have breached any representation, warranty, or covenant prior to Closing contained herein if (i) such party shall have notified the other party hereto in writing, at least three business days prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty or covenant, and such other party has permitted the Closing to occur under circumstances in which such other party either had the right to terminate this Agreement pursuant to Section 10.2 or the notifying party has provided such other party with a written notice stating that such other party may terminate this Agreement at any time during the next succeeding 10 days as if it otherwise had the right to terminate this Agreement pursuant to Section 10.2, in which case, for purposes of this Agreement, such other party is thereby deemed to have waived such breach or inaccuracy, or (ii) the other party was aware prior to the execution and delivery of this Agreement of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of, or inaccuracy in, such representation or warranty.

         9.2 Indemnity by the Company. Subject to Section 9.1, the last sentence of this Section 9.2 and Section 9.7, the Company hereby agrees to indemnify, defend and hold harmless the Buyer and its directors, officers, stockholders, agents and

         Affiliates against and in respect of all liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses") that result from:

                (a) the breach of any representation or warranty made by the Company herein, or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of the Company contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Company; or

                (b) any failure of the Company to pay or perform any Retained Liability; or

                (c) any failure of the Company to continue COBRA coverage for any employees or former employees of the Business to the extent such failure would require Buyer to offer and provide such coverage for employees or former employees other than Transferred Employees.

         In the event that the Company is obliged to indemnify the Buyer under both subsection (a) and subsection (b) of this Section 9.2, the Company's obligations under subsection (b) shall be controlling and the limitations provided in Section 9.1 hereof relating to their obligations in respect of Losses resulting from the inaccuracy of any representation and warranty, or any misrepresentation, breach of warranty or nonfulfillment of an agreement or covenant as described in
         Section 9.2(a), shall not apply.

         The Buyer shall provide the Company written notice for any claim made in respect of the indemnification provided in this Section 9.2, whether or not arising out of a claim by a third party. In no event shall the Company be obligated to indemnify the Buyer until the aggregate of the Buyer's Losses exceeds $100,000 (and then only for any amounts in excess of $50,000), nor shall Company be obligated for amounts in excess of $1,700,000 for all indemnification claims in the aggregate; provided; however; that such limitation on liability shall not apply to any failure of the Company to perform or satisfy the Retained Liabilities.

         9.3 Indemnity by the Buyer. Subject to Section 9.1, the last sentence of this Section 9.3 and Section 9.7, the Buyer hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, stockholders, agents and Affiliates against and in respect of all liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated in respect of any matter (collectively, "Company Losses") that results from:

                (a) the breach of any representation or warranty made by Buyer herein, or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of the Buyer, contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by the Buyer hereunder;

                (b) any Assumed Liability from and after the Closing; or

                (c) the use, ownership, possession or operation of any Acquired Assets, or actions taken by, or omitted to be taken by, the Buyer or its Affiliates from and after the Closing.

                  In the event that the Buyer is obliged to indemnify the Company under both subsection (a) and subsection (b) of this
                  Section 9.3, the Buyer's obligations under subsection (b) shall be controlling and the limitations provided in Section
                  9.1 hereof relating to their obligations in respect of Losses resulting from the inaccuracy of any representation and warranty, or any misrepresentation, breach of warranty or nonfulfillment of an agreement or covenant as described in
                  Section 9.3(a), shall not apply.

                  The Company shall provide the Buyer written notice for any claim made in respect of the indemnification provided in this
                  Section 9.3, whether or not arising out of a claim by a third party. The Buyer shall not be liable under this Section 9.3 in respect of any Company Losses until the aggregate of such Company Losses exceeds $100,000 (and then only for any amounts in excess of $50,000). In no event shall the Buyer be obligated to indemnify the Company for amounts in excess of $1,700,000; provided; however; that such limitation on liability shall not apply to any failure of the Buyer to perform or satisfy the Assumed Liabilities.

            9.4   Matters Involving Third Parties.
                  -------------------------------

                (a) If any third party notifies any Party (an "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (an "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party's receipt of such third party notification, notify each Indemnifying Party in writing of such claim and the amount or the estimated amount thereof to the extent feasible (which estimate shall not be conclusive of the final amount of such claim or demand). However, no delay on the part of the Indemnified Party in notifying an Indemnifying Party shall relieve that Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is thereby prejudiced, but in no event shall the Indemnifying Party be liable for expenses incurred prior to its receipt of notice.

                (b) Any Indemnifying Party will have the right at its option, to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice, reasonably satisfactory to the Indemnified Party, so long as (i) the
                Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim (the "Notice Period") that the Indemnifying Party is electing to defend the Third Party Claim,
                (ii) the Indemnifying Party provides the Indemnified Party with reasonable evidence that the Indemnifying Party will have the financial resources to defend the Third Party Claim and fulfill its indemnification obligations hereunder (or that the amount remaining in the Escrow Account is sufficient to meet such indemnification obligations), (iii) there is no conflict of interest created by the Indemnifying Party's choice of counsel, and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. An election to assume the defense of such claim or demand shall not be deemed to be an admission that the Indemnifying Party is liable to the Indemnified Party in respect of such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold the Indemnified Party harmless from and against any third party claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all reasonable costs and expenses (including without limitation, reasonable attorney's fees and court costs) incurred by the Indemnifying Party in its defense of the Third Party Claim. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings. If a Third Party Claim includes a request for a temporary restraining order or preliminary injunction requiring immediate response or action, the Indemnified Party shall have the right to respond to such Claim as it deems appropriate, and thereafter, counsel appointed by the Indemnifying Party (if it chooses to defend pursuant to this Section 9.4(b)) and the Indemnified Party shall serve as co-counsel in defending the Third Party Claim. If the Indemnified Party has a counterclaim against the third party bringing the Third Party Claim that arises from the same transaction or occurrence as the subject matter of the Third Party Claim or is otherwise substantially related to the subject matter of the Third Party Claim, and the Indemnified

                Party desires to assert and pursue that counterclaim as part of the same proceeding (if any) as the proceeding in which the third party pursues the Third Party Claim, the Indemnified Party shall so notify in writing the Indemnifying Party. In that event, the Indemnified Party and the Indemnifying Party shall fully cooperate in good faith to defend the Third Party Claim and pursue that counterclaim in a manner that fairly protects their respective interests. If the Indemnifying Party elects to defend the Third Party Claim and the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any Third Party Claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use all commercially reasonable efforts in the defense of all such claims.

                (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party. However, the Indemnified Party shall not unreasonably withhold or delay its consent. Moreover, the Indemnified Party's consent shall not be required if the judgment or settlement does not include any injunctive or other equitable relief that binds the Indemnified Party; the Indemnifying Party is paying 100 percent of any money damages payable to the third party claimant; and the third party delivers a full release of the Indemnified Party (including its directors, officers and Affiliates) to the Indemnified Party.

                (d) If the Indemnifying Party does not timely elect to defend the Third Party Claim, the Indemnified Party may elect to defend the Third Party Claim and the Indemnifying Party shall be responsible for the reasonable costs and expenses pertaining to such defense. In that case, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party. However, the Indemnifying Party shall not unreasonably withhold or delay that consent.

                (e) The Company hereby agrees that any claim for indemnification by the Buyer under this Section 9 shall first be offset against any amount then remaining in the Escrow Account, in accordance with the terms of the Escrow Agreement.

                (f) In no event shall any Indemnifying Party be responsible for the fees and expenses of more than a single counsel.

         9.5 Losses Net of Insurance. The amount of any Loss or Company Loss for which indemnification is provided under Sections 9.2 and 9.3 shall be net of (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, (ii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Loss or Company Loss (each source named in clauses (i) and (ii), a "Collateral Source") and
         (iii) an amount equal to the present value of the Tax benefit, if any, available to or taken by the Indemnified Party attributable to such Loss. The parties shall take and shall cause their Affiliates to take all reasonable steps to mitigate any Loss or Company Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy a breach that gives rise to the Loss or Company Loss. Indemnification under this Section 9 shall not be available to the Buyer or the Company, as the case may be, to the extent the party seeking indemnification under this Section 9 fails to first use reasonable efforts to seek recovery from all Collateral Sources. The parties acknowledge and agree that no right of subrogation shall accrue or inure to the benefit of any Collateral Source hereunder. The Indemnifying Party may require an Indemnified Party to assign the rights to seek recovery pursuant to the preceding sentence; provided, that the Indemnifying Party will then be responsible for pursuing such recovery at its own expense. If the amount to be netted hereunder from any payment required under Section 9.2 or 9.3 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Section 9, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Section 9 had such determination been made at the time of such payment.

         9.6 Sole Remedy; Waiver. The Parties acknowledge and agree that the remedies provided for in this Agreement shall be the parties' sole and exclusive remedy with respect to the subject matter of this Agreement. In furtherance of the foregoing, the Parties hereby waive and release, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action (including rights of contribution, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Company or any of its Affiliates, or the Buyer or any of its Affiliates, as the case may be, arising under or based upon any national, federal, state or local statute, law, ordinance, rule, regulation or judicial decision (including, without limitation, any such statute, law, ordinance, rule, regulation or judicial decision relating to environmental matters, or warranty of title, in rem entitlements, or arising under or based upon any securities law, common law or otherwise). This Section 9.6 shall survive Closing.

         9.7 No Consequential Damages. Notwithstanding anything to the contrary contained herein, no Indemnifying Party shall be liable to or otherwise responsible to any Indemnified Party for consequential, incidental, unforeseen or punitive damages or for diminution in value that arise out of or relate to this

         Agreement or the performance or breach thereof or any liability retained or assumed hereunder.

         9.8 No Set-Off. Except as set forth in Section 9.4(e), neither the Buyer nor the Company shall have any right to set-off any Losses or Company Losses against any payments to be made by either of them pursuant to this Agreement or otherwise.

10.      Termination.

         10.1 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the Parties hereto. In the event of such termination by agreement, unless otherwise agreed by the Parties, the Buyer shall have no further obligation or liability to the Company under this Agreement, and the Company shall have no further obligation or liability to the Buyer under this Agreement.

         10.2 Termination by Reason of Breach. Subject to the second paragraph of Section 9.1, this Agreement may be terminated by the Company, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any of its conditions or obligations hereunder, which in each case has not been cured prior to the earlier of January 15, 2003 and the date which is twenty (20) days after written notice thereof by the Company to the Buyer, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Company, or the failure of the Company to perform any of its conditions or obligations hereunder, which in each case has not been cured prior to the earlier of January 15, 2003 and the date which is twenty (20) days after written notice thereof by the Buyer to the Company (any such a breach shall be referred to herein as a "Pre-Closing Breach").

         10.3 Termination After Passage of Time. This Agreement may be terminated upon written notice to the other Party by the Company alone or by the Buyer alone if the Closing has not occurred by the close of business on January 15, 2003 (unless extended by the Parties). However:
         (a) the Company may not avail itself of this Section 10.3 if a breach of this Agreement by the Company has been a principal reason why the Closing has not occurred or if the Company is in discussions with a third party in connection with a Superior Proposal, and (b) the Buyer may not avail itself of this Section 10.3 if a breach of this Agreement by the Buyer has been a principal reason why the Closing has not occurred.

         10.4A Termination For Superior Proposal. Subject to Section 5.1(f), this Agreement may be terminated by the Company in respect of a Superior Proposal (provided the Company shall have paid the Termination Fee to the extent required by Section 10.6).

         10.4B Termination By Reason of No Landlord Lender Consent. This Agreement may be terminated upon written notice to the Buyer by the Company alone, in the event the Landlord Lender Consent has not been obtained by the close of business on November 1, 2003 (unless extended by the Company to a date not after January 14, 2003 by written notice to the Buyer).

         10.5 Effect of Termination. In the event of termination of this Agreement in accordance with Section 10.1, 10.2, 10.3, 10.4A or 10.4B, this Agreement shall forthwith become void and have no effect, except
         (i) to the extent that such termination results from the willful breach by a party hereto of its obligations hereunder (in which case such breaching party shall be liable for all damages, including reasonable legal fees and expenses, allowable at law and any relief available at equity), (ii) as otherwise set forth in any written termination agreement and (iii) that Sections 11.1, 11.7, 11.8, 11.11, 11.18,
         11.19, this Section 10.5 and the last sentence of Section 5.2(d) shall survive termination of this Agreement.

         10.6 Termination Fee. If this Agreement shall have been terminated by the Company pursuant to Section 10.4A, then the Company shall pay the Buyer a fee of Seven Hundred Fifty Thousand Dollars (US$750,000) in cash (the "Termination Fee") as liquidated damages and in discharge of any and all obligation or liability of the Company under and in connection with this Agreement.

11.      Miscellaneous.

         11.1 Press Releases and Public Announcements. No Party shall issue or make, or cause to be made or issued, any press release or public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby (except to the respective directors, officers and creditors of the Company and the Buyer) without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure). In addition, any Party may make such disclosures as they deem reasonably necessary to obtain any consents required for consummation of the transactions contemplated by this Agreement. In addition, the Company may discuss the possibility of the transactions contemplated hereby (but not the details of such transactions) with its employees.

         11.2 No Third-Party Beneficiaries. Except as provided in Section 5.2(c) and Section 9 of this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the Parties (and their respective successors and assigns permitted by Section 11.4).

         11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including without limitation that certain non-binding letter agreement between the Parties dated August 15, 2002, as extended by those two letter agreements between the Parties dated September 20, 2002 and October 3, 2002, respectively.

         11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective heirs, administrators, successors and permitted assigns. No Party may assign either this Agreement or any of its or his rights, interests, or obligations hereunder without the prior written approval of the other Party.

         11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) on the date of delivery, if delivered personally, (ii) upon confirmation of facsimile, if sent via facsimile transmission to the facsimile numbers given below, (ii) one business day following the date sent when sent by overnight delivery a reputable and recognized next-day express courier service and (iii) five business days following the date mailed when mailed by certified mail return receipt requested and postage prepaid at the following addresses:

                  If to the Company:

                  Rheometric Scientific, Inc.
                  One Possumtown Road
                  Piscataway, NJ  08854
                  Attn: Chairman and Chief Executive Officer
                  Facsimile:  208.723.1069

                  Copy to:

                  Dechert
                  30 Rockefeller Plaza
                  New York, NY 10112
                  Attention:  Paul Gluck, Esq.
                  Facsimile: 212.698.3599

                  If to the Buyer:

                  Waters Technologies Corporation
                  34 Maple Street
                  Milford, MA  01757
                  Attn: Paul Tardif, Vice President, Finance with a copy Attn: Legal Department
                  Facsimile: 508.482.3361

                  Copy to:

                  Schnader Harrison Goldstein & Manello
                  265 Franklin Street
                  Boston, MA  02110
                  Attention:  Lance Kawesch, Esq.
                  Facsimile: 617.946.8100

         Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.8 Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The Parties agree that if (i) the Company initiates any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby (collectively, "Proceeding"), the courts of the Commonwealth of Massachusetts and of the United States of America located in Boston, Massachusetts shall have exclusive jurisdiction for the purposes of such Proceeding, and
         (ii) if the Buyer initiates a Proceeding, the courts of the State of New York and of the United States of America located in New York, New York shall have exclusive jurisdiction over such Proceeding. Each of the Parties hereby irrevocably and unconditionally submits and consents to the foregoing grants of exclusive jurisdiction and hereby waives the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such Proceeding. In furtherance of the foregoing, each of the Parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in accordance with the terms of this
         Section 11.8, (iii) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law and (iv) agrees that service of any process, summons, notice or document by U.S. certified mail to the Company or the Buyer, as the case may be, at the addresses set forth in Section 11.7 hereof, shall be effective service of process for any such Proceeding.

         11.9 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Party against whom enforcement of any such amendment or waiver is sought.

         No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.11 Expenses. Except as otherwise provided herein, whether or not the transactions provided for herein are consummated, each of the Parties will assume and bear all expenses, costs and fees incurred by such Party in connection with the preparation, negotiation and execution of this Agreement and the other documents and agreements contemplated hereby.

         11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Disclosure of an item in a Disclosure Schedule corresponding to a particular Section in this Agreement shall be deemed to be disclosed in another Disclosure Schedule whether or not an explicit cross-reference appears to the extent that the existence of the item or its contents is reasonably apparent to be relevant to such other Disclosure Schedule, but inclusion on a disclosure schedule shall expressly not be deemed to constitute an admission by the Company or the Buyer or otherwise imply that any such matter is material, has a Material Adverse Effect or creates a measure for, or further defines the meaning of, materiality or Material Adverse Effect and their correlative terms for the purposes of this Agreement. All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date of this Agreement. All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation and the word "include" shall mean includes, without limitation.

         11.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

         11.15 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

         11.16 Bulk Transfer Laws. The Buyer hereby waives compliance by the Company and its Subsidiaries with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale to the Buyer of the Acquired Assets.

         11.17 Return of Information. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, the Buyer shall upon request from the Company promptly return to the Company all books, records and documents (including all copies, if any, thereof) furnished by the Company, the Subsidiaries of the Company, or any of their respective agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other entity or person.

         11.18 Non Solicitation. The Buyer agrees that, if this Agreement is terminated, for a period of one year from the date that this Agreement is terminated, neither it nor any of its Affiliates shall, directly or indirectly, solicit for employment or employ any employee of the Company or any of its Affiliates who are employed in the Business; provided, however, that the foregoing provision will not prevent the Buyer from soliciting (but not employing) any such person (i) as a result of the employer's placing advertisements in trade journals, newspapers or similar publications or (ii) as a result of the efforts of executive recruiters or other third parties who contact such persons without any direct or indirect solicitation by or knowing encouragement from the Buyer or its Affiliates.


                                     * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


RHEOMETRIC SCIENTIFIC, INC.


By:  /s/ Robert M. Castello
     ---------------------------------
Name:  Robert M. Castello
       -------------------------------
Title:  Chairman & CEO
       -------------------------------



WATERS TECHNOLOGIES CORPORATION


By:  /s/ John Ornell
     ---------------------------------
Name:  John Ornell
       -------------------------------
Title:  Chief Financial Officer
       -------------------------------




For purposes of acknowledging its approval of the transactions contemplated by this Agreement in its capacity as a stockholder of the Company, and as a material inducement to the Buyer to enter into this Agreement, but for no other purposes, Andlinger Capital XXVI LLC hereby agrees to vote in favor of the transactions contemplated by this Agreement as part of the Stockholder Approval, except in the case of a Superior Proposal.


ANDLINGER CAPITAL XXVI LLC


By:  /s/ Merrick G. Andlinger
     ---------------------------------
     Merrick G. Andlinger
     Managing Member